EARNINGS RELEASE FINANCIAL SUPPLEMENT

FIRST QUARTER 2013

JPMORGAN CHASE & CO.
TABLE OF CONTENTS

Page(s)
Consolidated Results
Consolidated Financial Highlights	2-3
Consolidated Statements of Income	4
Consolidated Balance Sheets	5
Condensed Average Balance Sheets and Annualized Yields	6
Core Net Interest Income	7
Reconciliation from Reported to Managed Summary	8

Business Detail
Line of Business Financial Highlights - Managed Basis	9
Consumer & Community Banking	10-11
Consumer & Business Banking	12
Mortgage Banking	13-16
Card, Merchant Services & Auto	17-18
Corporate & Investment Bank	19-22
Commercial Banking	23-24
Asset Management	25-29
Corporate/Private Equity	30-31
Credit-Related Information	32-37
Market Risk-Related Information	38
Supplemental Detail
Capital and Other Selected Balance Sheet Items	39
Mortgage Repurchase Liability	40
Per Share-Related Information	41
Non-GAAP Financial Measures	42
Glossary of Terms	43-47

JPMORGAN CHASE & CO.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(in millions, except per share and ratio data)

	QUARTERLY TRENDS
							1Q13 Change
SELECTED INCOME STATEMENT DATA	1Q13		4Q12	3Q12	2Q12	1Q12	4Q12	1Q12
Reported Basis
Total net revenue	$25,122		$23,653	$25,146	$22,180	$26,052	6%	(4)%
Total noninterest expense	15,423		16,047	15,371	14,966	18,345	(4)	(16)
Pre-provision profit	9,699		7,606	9,775	7,214	7,707	28	26
Provision for credit losses	617		656	1,789	214	726	(6)	(15)
NET INCOME	6,529		5,692	5,708	4,960	4,924	15	33

Managed Basis (a)
Total net revenue	25,848		24,378	25,863	22,892	26,757	6	(3)
Total noninterest expense	15,423		16,047	15,371	14,966	18,345	(4)	(16)
Pre-provision profit	10,425		8,331	10,492	7,926	8,412	25	24
Provision for credit losses	617		656	1,789	214	726	(6)	(15)
NET INCOME	6,529		5,692	5,708	4,960	4,924	15	33

PER COMMON SHARE DATA
Basic earnings	1.61		1.40	1.41	1.22	1.20	15	34
Diluted earnings	1.59		1.39	1.40	1.21	1.19	14	34

Cash dividends declared	0.30		0.30	0.30	0.30	0.30	-	-
Book value	52.02		51.27	50.17	48.40	47.48	1	10
Tangible book value (b)	39.54		38.75	37.53	35.71	34.79	2	14

Closing share price (c)	47.46		43.97	40.48	35.73	45.98	8	3
Market capitalization	179,863		167,260	153,806	135,661	175,737	8	2

COMMON SHARES OUTSTANDING
Average: Basic	3,818.2		3,806.7	3,803.3	3,808.9	3,818.8	-	-
Diluted	3,847.0		3,820.9	3,813.9	3,820.5	3,833.4	1	-
Common shares at period-end	3,789.8		3,804.0	3,799.6	3,796.8	3,822.0	-	(1)

FINANCIAL RATIOS (d)
Return on common equity ("ROE")	13%		11%	12%	11%	11%
Return on tangible common equity ("ROTCE") (b)	17		15	16	15	15
Return on assets	1.14		0.98	1.01	0.88	0.88
Return on risk-weighted assets (e)(f)	1.88	(h)	1.76	1.74	1.52	1.57

CAPITAL RATIOS (f)
Tier 1 capital ratio	11.6	(h)	12.6	11.9	11.3	11.9
Total capital ratio	14.1	(h)	15.3	14.7	14.0	14.9
Tier 1 common capital ratio (g)	10.2	(h)	11.0	10.4	9.9	9.8

(a)	For a further discussion of managed basis, see Reconciliation from Reported to Managed Summary on page 8.

(b)
Tangible book value per share and ROTCE are non-GAAP financial measures. Tangible book value per share represents the Firm's tangible common equity divided by period-end common shares. ROTCE measures the Firm's annualized earnings as a percentage of tangible common equity. For further discussion of these measures, see page 42.

(c)
Share prices shown for JPMorgan Chase's common stock are from the New York Stock Exchange. JPMorgan Chase's common stock is also listed and traded on the London Stock Exchange and the Tokyo Stock Exchange.

(d)	Ratios are based upon annualized amounts.

(e)	Return on Basel I risk-weighted assets is the annualized earnings of the Firm divided by its average risk-weighted assets.

(f)
In the first quarter of 2013, the Firm implemented rules that provide for additional capital requirements for trading positions and securitizations (“Basel 2.5”). This implementation resulted in an increase to risk-weighted assets of approximately $150 billion and decreases to the Firm’s Tier 1 capital, Total capital and Tier 1 common capital ratios of 140 bps, 160 bps and 120 bps, respectively.

(g)
Basel I Tier 1 common capital ratio (“Tier 1 common ratio”) is Tier 1 common capital (“Tier 1 common”) divided by risk-weighted assets. The Firm uses Tier 1 common capital along with the other capital measures to assess and monitor its capital position. For further discussion of the Tier 1 common capital ratio, see page 42.

(h)	Estimated.

JPMORGAN CHASE & CO.
CONSOLIDATED FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio and headcount data)

	QUARTERLY TRENDS
						1Q13 Change
	1Q13	4Q12	3Q12	2Q12	1Q12	4Q12	1Q12
SELECTED BALANCE SHEET DATA (period-end)
Total assets	$2,389,349	$2,359,141	$2,321,284	$2,290,146	$2,320,164	1%	3%
Loans:
Consumer, excluding credit card loans	290,082	292,620	295,079	300,046	304,770	(1)	(5)
Credit card loans	121,865	127,993	124,537	124,705	125,331	(5)	(3)
Wholesale loans	316,939	313,183	302,331	302,820	290,866	1	9
Total Loans	728,886	733,796	721,947	727,571	720,967	(1)	1
Deposits	1,202,507	1,193,593	1,139,611	1,115,886	1,128,512	1	7
Common stockholders' equity	197,128	195,011	190,635	183,772	181,469	1	9
Total stockholders' equity	207,086	204,069	199,693	191,572	189,269	1	9

Deposits-to-loans ratio	165%	163%	158%	153%	157%

Headcount (a)	255,898	258,753	259,144	260,398	261,169	(1)	(2)

LINE OF BUSINESS NET INCOME/(LOSS)
Consumer & Community Banking	$2,586	$2,014	$2,366	$3,295	$2,936	28	(12)
Corporate & Investment Bank	2,610	2,005	1,992	2,376	2,033	30	28
Commercial Banking	596	692	690	673	591	(14)	1
Asset Management	487	483	443	391	386	1	26
Corporate/Private Equity	250	498	217	(1,775)	(1,022)	(50)	NM
NET INCOME	$6,529	$5,692	$5,708	$4,960	$4,924	15	33

(a)
Effective January 1, 2013, interns are excluded from the Firmwide and business segment headcount metrics reported on this page and throughout this Financial Supplement. Prior periods were revised to conform with this presentation.

JPMORGAN CHASE & CO.
CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share and ratio data)
	QUARTERLY TRENDS
								1Q13 Change
REVENUE	1Q13		4Q12		3Q12	2Q12	1Q12	4Q12	1Q12
Investment banking fees	$1,445		$1,727		$1,443	$1,257	$1,381	(16)%	5%
Principal transactions	3,761		1,194		2,047	(427)	2,722	215	38
Lending- and deposit-related fees	1,468		1,571		1,562	1,546	1,517	(7)	(3)
Asset management, administration and commissions	3,599		3,679		3,336	3,461	3,392	(2)	6
Securities gains	509		102		458	1,014	536	399	(5)
Mortgage fees and related income	1,452		2,035		2,377	2,265	2,010	(29)	(28)
Card income	1,419		1,502		1,428	1,412	1,316	(6)	8
Other income	536		721		1,519	506	1,512	(26)	(65)
Noninterest revenue	14,189		12,531		14,170	11,034	14,386	13	(1)
Interest income	13,427		13,634		13,629	14,099	14,701	(2)	(9)
Interest expense	2,494		2,512		2,653	2,953	3,035	(1)	(18)
Net interest income	10,933		11,122		10,976	11,146	11,666	(2)	(6)
TOTAL NET REVENUE	25,122		23,653		25,146	22,180	26,052	6	(4)

Provision for credit losses	617		656		1,789	214	726	(6)	(15)

NONINTEREST EXPENSE
Compensation expense	8,414		7,042		7,503	7,427	8,613	19	(2)
Occupancy expense	901		911		973	1,080	961	(1)	(6)
Technology, communications and equipment expense	1,332		1,359		1,312	1,282	1,271	(2)	5
Professional and outside services	1,734		2,018		1,759	1,857	1,795	(14)	(3)
Marketing	589		648		607	642	680	(9)	(13)
Other expense (a)	2,301		3,678		3,035	2,487	4,832	(37)	(52)
Amortization of intangibles	152		391		182	191	193	(61)	(21)
TOTAL NONINTEREST EXPENSE	15,423		16,047		15,371	14,966	18,345	(4)	(16)
Income before income tax expense	9,082		6,950		7,986	7,000	6,981	31	30
Income tax expense	2,553		1,258		2,278	2,040	2,057	103	24
NET INCOME	$6,529		$5,692		$5,708	$4,960	$4,924	15	33

PER COMMON SHARE DATA
Basic earnings	1.61		1.40		1.41	1.22	1.20	15	34
Diluted earnings	1.59		1.39		1.40	1.21	1.19	14	34

FINANCIAL RATIOS
Return on common equity (b)	13%		11%		12%	11%	11%
Return on tangible common equity (b)(c)	17		15		16	15	15
Return on assets (b)	1.14		0.98		1.01	0.88	0.88
Return on risk-weighted assets (b)(c)(d)	1.88	(e)	1.76		1.74	1.52	1.57
Effective income tax rate	28		18	(f)	29	29	29
Overhead ratio	61		68		61	67	70

(a)
For the three months ended March 31, 2013, December 31, 2012, September 30, 2012, June 30, 2012 and March 31, 2012, included litigation expense of $0.3 billion, $1.2 billion, $0.8 billion, $0.3 billion and $2.7 billion.

(b)	Ratios are based upon annualized amounts.

(c)	For further discussion of ROTCE and return on Basel I risk-weighted assets, see pages 2 and 42.

(d)	In the first quarter of 2013, the Firm implemented Basel 2.5. For further information, see footnote (f) on page 2.

(e)	Estimated.

(f)
Reflects changes in the proportion of income subject to U.S. federal and state and local taxes, higher tax benefits associated with tax audits and tax-advantaged investments, as well as other year-end adjustments.

JPMORGAN CHASE & CO.
CONSOLIDATED BALANCE SHEETS
(in millions)
						Mar 31, 2013
						Change
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Mar 31,
	2013	2012	2012	2012	2012	2012	2012
ASSETS
Cash and due from banks	$45,524	$53,723	$53,343	$44,866	$55,383	(15)%	(18)%
Deposits with banks	257,635	121,814	104,344	130,383	115,028	111	124
Federal funds sold and securities purchased under
resale agreements	218,343	296,296	281,991	255,188	240,484	(26)	(9)
Securities borrowed	114,058	119,017	133,526	138,209	135,650	(4)	(16)
Trading assets:
Debt and equity instruments	360,382	375,045	367,090	331,781	370,623	(4)	(3)
Derivative receivables	70,609	74,983	79,963	85,543	85,010	(6)	(17)
Securities	365,744	371,152	365,901	354,595	381,742	(1)	(4)
Loans	728,886	733,796	721,947	727,571	720,967	(1)	1
Less: Allowance for loan losses	20,780	21,936	22,824	23,791	25,871	(5)	(20)
Loans, net of allowance for loan losses	708,106	711,860	699,123	703,780	695,096	(1)	2
Accrued interest and accounts receivable	74,208	60,933	62,989	67,939	64,833	22	14
Premises and equipment	14,541	14,519	14,271	14,206	14,213	-	2
Goodwill	48,067	48,175	48,178	48,131	48,208	-	-
Mortgage servicing rights	7,949	7,614	7,080	7,118	8,039	4	(1)
Other intangible assets	2,082	2,235	2,641	2,813	3,029	(7)	(31)
Other assets	102,101	101,775	100,844	105,594	102,826	-	(1)
TOTAL ASSETS	$2,389,349	$2,359,141	$2,321,284	$2,290,146	$2,320,164	1	3

LIABILITIES
Deposits	$1,202,507	$1,193,593	$1,139,611	$1,115,886	$1,128,512	1	7
Federal funds purchased and securities loaned or sold
under repurchase agreements	248,245	240,103	257,218	261,657	250,483	3	(1)
Commercial paper	58,835	55,367	55,474	50,563	50,577	6	16
Other borrowed funds	27,200	26,636	22,255	21,689	27,298	2	-
Trading liabilities:
Debt and equity instruments	63,737	61,262	71,471	70,812	71,529	4	(11)
Derivative payables	61,989	70,656	73,462	76,249	74,767	(12)	(17)
Accounts payable and other liabilities	193,089	195,240	203,042	207,126	204,148	(1)	(5)
Beneficial interests issued by consolidated VIEs	58,300	63,191	57,918	55,053	67,750	(8)	(14)
Long-term debt	268,361	249,024	241,140	239,539	255,831	8	5
TOTAL LIABILITIES	2,182,263	2,155,072	2,121,591	2,098,574	2,130,895	1	2

STOCKHOLDERS' EQUITY
Preferred stock	9,958	9,058	9,058	7,800	7,800	10	28
Common stock	4,105	4,105	4,105	4,105	4,105	-	-
Capital surplus	93,161	94,604	94,431	94,201	94,070	(2)	(1)
Retained earnings	109,402	104,223	99,888	95,518	91,888	5	19
Accumulated other comprehensive income	3,491	4,102	4,426	2,272	2,645	(15)	32
Shares held in RSU Trust, at cost	(21)	(21)	(38)	(38)	(38)	-	45
Treasury stock, at cost	(13,010)	(12,002)	(12,177)	(12,286)	(11,201)	(8)	(16)
TOTAL STOCKHOLDERS' EQUITY	207,086	204,069	199,693	191,572	189,269	1	9
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,389,349	$2,359,141	$2,321,284	$2,290,146	$2,320,164	1	3

JPMORGAN CHASE & CO.
CONDENSED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS
(in millions, except rates)
	QUARTERLY TRENDS
						1Q13 Change
AVERAGE BALANCES	1Q13	4Q12	3Q12	2Q12	1Q12	4Q12	1Q12
ASSETS
Deposits with banks	$156,988	$124,832	$126,605	$111,441	$110,817	26%	42%
Federal funds sold and securities purchased under
resale agreements	231,421	252,529	233,576	242,184	230,444	(8)	-
Securities borrowed	120,337	128,329	134,980	129,390	133,080	(6)	(10)
Trading assets - debt instruments	250,502	244,346	228,120	235,990	228,397	3	10
Securities	368,673	365,883	351,733	366,130	369,273	1	-
Loans	725,124	725,610	723,077	725,252	715,553	-	1
Other assets (a)	43,039	33,004	31,689	33,240	33,949	30	27
Total interest-earning assets	1,896,084	1,874,533	1,829,780	1,843,627	1,821,513	1	4
Trading assets - equity instruments	120,192	119,598	103,279	110,718	126,938	-	(5)
Trading assets - derivative receivables	74,918	77,974	85,303	89,345	90,446	(4)	(17)
All other noninterest-earning assets	230,836	238,684	233,395	222,606	219,979	(3)	5
TOTAL ASSETS	$2,322,030	$2,310,789	$2,251,757	$2,266,296	$2,258,876	-	3
LIABILITIES
Interest-bearing deposits	$787,870	$758,645	$742,570	$744,103	$759,084	4	4
Federal funds purchased and securities loaned or
sold under repurchase agreements	250,827	260,415	251,071	249,186	233,415	(4)	7
Commercial paper	53,084	53,401	52,523	48,791	48,359	(1)	10
Trading liabilities - debt, short-term and other liabilities (b)	184,824	181,089	189,981	203,348	199,588	2	(7)
Beneficial interests issued by consolidated VIEs	60,341	58,973	56,609	60,046	65,360	2	(8)
Long-term debt	254,326	245,343	231,723	250,494	255,246	4	-
Total interest-bearing liabilities	1,591,272	1,557,866	1,524,477	1,555,968	1,561,052	2	2
Noninterest-bearing deposits	355,913	374,893	355,478	349,143	339,398	(5)	5
Trading liabilities - equity instruments	13,203	14,264	16,244	12,096	14,060	(7)	(6)
Trading liabilities - derivative payables	68,683	72,049	77,851	78,704	76,069	(5)	(10)
All other noninterest-bearing liabilities	88,618	90,684	82,839	81,564	82,786	(2)	7
TOTAL LIABILITIES	2,117,689	2,109,756	2,056,889	2,077,475	2,073,365	-	2
Preferred stock	9,608	9,058	8,278	7,800	7,800	6	23
Common stockholders' equity	194,733	191,975	186,590	181,021	177,711	1	10
TOTAL STOCKHOLDERS' EQUITY	204,341	201,033	194,868	188,821	185,511	2	10
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,322,030	$2,310,789	$2,251,757	$2,266,296	$2,258,876	-	3

AVERAGE RATES (c)
INTEREST-EARNING ASSETS
Deposits with banks	0.42%	0.43%	0.41%	0.49%	0.55%
Federal funds sold and securities purchased under
resale agreements	0.90	0.91	0.97	1.07	1.14
Securities borrowed (d)	(0.02)	(0.03)	(0.05)	(0.04)	0.11
Trading assets - debt instruments	3.72	3.81	3.81	3.96	4.30
Securities	2.19	2.04	2.11	2.42	2.60
Loans	4.78	4.83	4.98	4.96	5.14
Other assets (a)	0.75	1.01	0.55	0.74	0.83
Total interest-earning assets	2.91	2.93	3.01	3.12	3.28

INTEREST-BEARING LIABILITIES
Interest-bearing deposits	0.28	0.30	0.34	0.40	0.38
Federal funds purchased and securities loaned or
sold under repurchase agreements	0.27	0.22	0.22	0.26	0.15
Commercial paper	0.20	0.19	0.19	0.18	0.15
Trading liabilities - debt, short-term and other liabilities (b)(d)	0.72	0.63	0.50	0.66	0.61
Beneficial interests issued by consolidated VIEs	0.90	0.98	1.09	1.10	1.12
Long-term debt	2.06	2.17	2.51	2.47	2.71
Total interest-bearing liabilities	0.64	0.64	0.69	0.76	0.78

INTEREST RATE SPREAD	2.27%	2.29%	2.32%	2.36%	2.50%
NET YIELD ON INTEREST-EARNING ASSETS	2.37%	2.40%	2.43%	2.47%	2.61%

(a)	Includes margin loans.

(b)	Includes brokerage customer payables.

(c)	Interest includes the effect of related hedging derivatives. Taxable-equivalent amounts are used where applicable.

(d)
Negative yield was the result of increased client-driven demand for certain securities combined with the impact of low interest rates; the offset of this matched book activity is reflected as lower net interest expense reported within trading liabilities - debt, short-term and other liabilities.

JPMORGAN CHASE & CO.
CORE NET INTEREST INCOME
(in millions, except rates)

In addition to reviewing JPMorgan Chase's net interest income on a managed basis, management also reviews core net interest income to assess the performance of its core lending, investing (including asset-liability management) and deposit-raising activities (which excludes the impact of Corporate & Investment Bank's ("CIB") market-based activities). The core data presented below are non-GAAP financial measures due to the exclusion of CIB"s market-based net interest income and the related assets. Management believes this exclusion provides investors and analysts a more meaningful measure by which to analyze the non-market-related business trends of the Firm and provides a comparable measure to other financial institutions that are primarily focused on core lending, investing and deposit-raising activities. For a further discussion of these measures, see Explanation and Reconciliation of the Firm's Use of Non-GAAP Financial Measures on pages 76-77 of JPMorgan Chase's Annual Report on Form 10-K for the year ended December 31, 2012 (the "2012 Annual Report").

	QUARTERLY TRENDS
						1Q13 Change
	1Q13	4Q12	3Q12	2Q12	1Q12	4Q12	1Q12
CORE NET INTEREST INCOME DATA (a)
Net interest income - managed basis (b)(c)	$11,095	$11,299	$11,176	$11,341	$11,837	(2)%	(6)%
Less: Market-based net interest income	1,432	1,487	1,386	1,345	1,569	(4)	(9)
Core net interest income (b)	$9,663	$9,812	$9,790	$9,996	$10,268	(2)	(6)

Average interest-earning assets	$1,896,084	$1,874,533	$1,829,780	$1,843,627	$1,821,513	1	4
Less: Average market-based earning assets	508,941	503,825	497,469	505,282	490,750	1	4
Core average interest-earning assets	$1,387,143	$1,370,708	$1,332,311	$1,338,345	$1,330,763	1	4

Net interest yield on interest-earning assets -
managed basis	2.37%	2.40%	2.43%	2.47%	2.61%
Net interest yield on market-based activity	1.14	1.17	1.11	1.07	1.29
Core net interest yield on core average interest-earning assets	2.83	2.85	2.92	3.00	3.10

(a)
Includes core lending, investing and deposit-raising activities on a managed basis across Consumer & Community Banking, Corporate & Investment Bank, Commercial Banking, Asset Management, Corporate/Private Equity; excludes the market-based activities within the Corporate & Investment Bank.

(b)	Interest includes the effect of related hedging derivatives. Taxable-equivalent amounts are used where applicable.

(c)	For a reconciliation of net interest income on a reported and managed basis, see Reconciliation from Reported to Managed Summary on page 8.

JPMORGAN CHASE & CO.
RECONCILIATION FROM REPORTED TO MANAGED SUMMARY
(in millions, except ratios)
The Firm prepares its consolidated financial statements using accounting principles generally accepted in the U.S. ("U.S. GAAP"). That presentation, which is referred to as "reported” basis, provides the reader with an understanding of the Firm's results that can be tracked consistently from year to year and enables a comparison of the Firm's performance with other companies' U.S. GAAP financial statements. In addition to analyzing the Firm's results on a reported basis, management reviews the Firm's results and the results of the lines of business on a “managed” basis, which is a non-GAAP financial measure. For additional information on managed basis, refer to the notes on Non-GAAP Financial Measures on page 42.
The following summary table provides a reconciliation from the Firm's reported U.S. GAAP results to managed basis.

	QUARTERLY TRENDS
						1Q13 Change
	1Q13	4Q12	3Q12	2Q12	1Q12	4Q12	1Q12
OTHER INCOME
Other income - reported	$536	$721	$1,519	$506	$1,512	(26)%	(65)%
Fully taxable-equivalent adjustments (a)	564	548	517	517	534	3	6
Other income - managed	$1,100	$1,269	$2,036	$1,023	$2,046	(13)	(46)

TOTAL NONINTEREST REVENUE
Total noninterest revenue - reported	$14,189	$12,531	$14,170	$11,034	$14,386	13	(1)
Fully taxable-equivalent adjustments (a)	564	548	517	517	534	3	6
Total noninterest revenue - managed	$14,753	$13,079	$14,687	$11,551	$14,920	13	(1)

NET INTEREST INCOME
Net interest income - reported	$10,933	$11,122	$10,976	$11,146	$11,666	(2)	(6)
Fully taxable-equivalent adjustments (a)	162	177	200	195	171	(8)	(5)
Net interest income - managed	$11,095	$11,299	$11,176	$11,341	$11,837	(2)	(6)

TOTAL NET REVENUE
Total net revenue - reported	$25,122	$23,653	$25,146	$22,180	$26,052	6	(4)
Fully taxable-equivalent adjustments (a)	726	725	717	712	705	-	3
Total net revenue - managed	$25,848	$24,378	$25,863	$22,892	$26,757	6	(3)

PRE-PROVISION PROFIT
Pre-provision profit - reported	$9,699	$7,606	$9,775	$7,214	$7,707	28	26
Fully taxable-equivalent adjustments (a)	726	725	717	712	705	-	3
Pre-provision profit - managed	$10,425	$8,331	$10,492	$7,926	$8,412	25	24

INCOME BEFORE INCOME TAX EXPENSE
Income before income tax expense - reported	$9,082	$6,950	$7,986	$7,000	$6,981	31	30
Fully taxable-equivalent adjustments (a)	726	725	717	712	705	-	3
Income before income tax expense - managed	$9,808	$7,675	$8,703	$7,712	$7,686	28	28

INCOME TAX EXPENSE
Income tax expense - reported	$2,553	$1,258	$2,278	$2,040	$2,057	103	24
Fully taxable-equivalent adjustments (a)	726	725	717	712	705	-	3
Income tax expense - managed	$3,279	$1,983	$2,995	$2,752	$2,762	65	19

OVERHEAD RATIO
Overhead ratio - reported	61%	68%	61%	67%	70%
Overhead ratio - managed	60	66	59	65	69

(a)	Predominantly recognized in the Corporate & Investment Bank and Commercial Banking business segments and Corporate/Private Equity.

JPMORGAN CHASE & CO.
LINE OF BUSINESS FINANCIAL HIGHLIGHTS - MANAGED BASIS
(in millions)

	QUARTERLY TRENDS
						1Q13 Change
	1Q13	4Q12	3Q12	2Q12	1Q12	4Q12	1Q12
TOTAL NET REVENUE (fully taxable-equivalent ("FTE"))
Consumer & Community Banking	$11,615	$12,378	$12,738	$12,466	$12,363	(6)%	(6)%
Corporate & Investment Bank	10,140	7,642	8,360	8,986	9,338	33	9
Commercial Banking	1,673	1,745	1,732	1,691	1,657	(4)	1
Asset Management	2,653	2,753	2,459	2,364	2,370	(4)	12
Corporate/Private Equity	(233)	(140)	574	(2,615)	1,029	(66)	NM
TOTAL NET REVENUE	$25,848	$24,378	$25,863	$22,892	$26,757	6	(3)

TOTAL NONINTEREST EXPENSE
Consumer & Community Banking	$6,790	$7,966	$6,954	$6,832	$7,038	(15)	(4)
Corporate & Investment Bank	6,111	4,996	5,350	5,293	6,211	22	(2)
Commercial Banking	644	599	601	591	598	8	8
Asset Management	1,876	1,943	1,731	1,701	1,729	(3)	9
Corporate/Private Equity	2	543	735	549	2,769	(100)	(100)
TOTAL NONINTEREST EXPENSE	$15,423	$16,047	$15,371	$14,966	$18,345	(4)	(16)

PRE-PROVISION PROFIT/(LOSS)
Consumer & Community Banking	$4,825	$4,412	$5,784	$5,634	$5,325	9	(9)
Corporate & Investment Bank	4,029	2,646	3,010	3,693	3,127	52	29
Commercial Banking	1,029	1,146	1,131	1,100	1,059	(10)	(3)
Asset Management	777	810	728	663	641	(4)	21
Corporate/Private Equity	(235)	(683)	(161)	(3,164)	(1,740)	66	86
PRE-PROVISION PROFIT	$10,425	$8,331	$10,492	$7,926	$8,412	25	24

PROVISION FOR CREDIT LOSSES
Consumer & Community Banking	$549	$1,091	$1,862	$179	$642	(50)	(14)
Corporate & Investment Bank	11	(445)	(60)	29	(3)	NM	NM
Commercial Banking	39	(3)	(16)	(17)	77	NM	(49)
Asset Management	21	19	14	34	19	11	11
Corporate/Private Equity	(3)	(6)	(11)	(11)	(9)	50	67
PROVISION FOR CREDIT LOSSES	$617	$656	$1,789	$214	$726	(6)	(15)

NET INCOME/(LOSS)
Consumer & Community Banking	$2,586	$2,014	$2,366	$3,295	$2,936	28	(12)
Corporate & Investment Bank	2,610	2,005	1,992	2,376	2,033	30	28
Commercial Banking	596	692	690	673	591	(14)	1
Asset Management	487	483	443	391	386	1	26
Corporate/Private Equity	250	498	217	(1,775)	(1,022)	(50)	NM
TOTAL NET INCOME	$6,529	$5,692	$5,708	$4,960	$4,924	15	33

JPMORGAN CHASE & CO.
CONSUMER & COMMUNITY BANKING
FINANCIAL HIGHLIGHTS
(in millions, except ratio and headcount data)

	QUARTERLY TRENDS
						1Q13 Change
	1Q13	4Q12	3Q12	2Q12	1Q12	4Q12	1Q12
INCOME STATEMENT
REVENUE
Lending- and deposit-related fees	$723	$789	$797	$782	$753	(8)%	(4)%
Asset management, administration and commissions	533	495	522	540	535	8	-
Mortgage fees and related income	1,450	2,031	2,376	2,265	2,008	(29)	(28)
Card income	1,362	1,448	1,376	1,359	1,263	(6)	8
All other income	338	348	352	340	416	(3)	(19)
Noninterest revenue	4,406	5,111	5,423	5,286	4,975	(14)	(11)
Net interest income	7,209	7,267	7,315	7,180	7,388	(1)	(2)
TOTAL NET REVENUE	11,615	12,378	12,738	12,466	12,363	(6)	(6)

Provision for credit losses	549	1,091	1,862	179	642	(50)	(14)

NONINTEREST EXPENSE
Compensation expense	3,006	2,748	2,847	2,817	2,819	9	7
Noncompensation expense	3,676	4,871	3,970	3,871	4,072	(25)	(10)
Amortization of intangibles	108	347	137	144	147	(69)	(27)
TOTAL NONINTEREST EXPENSE	6,790	7,966	6,954	6,832	7,038	(15)	(4)

Income before income tax expense	4,276	3,321	3,922	5,455	4,683	29	(9)
Income tax expense	1,690	1,307	1,556	2,160	1,747	29	(3)
NET INCOME	$2,586	$2,014	$2,366	$3,295	$2,936	28	(12)

FINANCIAL RATIOS
ROE	23%	19%	22%	31%	27%
Overhead ratio	58	64	55	55	57

SELECTED BALANCE SHEET DATA (period-end)
Total assets	$458,902	$463,608	$460,124	$463,198	$469,084	(1)	(2)
Loans:
Loans retained	393,575	402,963	402,431	408,066	413,373	(2)	(5)
Loans held-for-sale and loans at fair value (a)	16,277	18,801	15,356	14,366	13,352	(13)	22
Total loans	409,852	421,764	417,787	422,432	426,725	(3)	(4)
Deposits	457,176	438,484	422,068	415,531	415,942	4	10
Equity	46,000	43,000	43,000	43,000	43,000	7	7

SELECTED BALANCE SHEET DATA (average)
Total assets	$463,527	$459,152	$460,386	$465,873	$471,476	1	(2)
Loans:
Loans retained	397,118	400,798	404,772	410,774	418,017	(1)	(5)
Loans held-for-sale and loans at fair value (a)	21,181	19,104	17,988	18,476	16,442	11	29
Total loans	418,299	419,902	422,760	429,250	434,459	-	(4)
Deposits	441,335	425,995	416,653	411,255	401,580	4	10
Equity	46,000	43,000	43,000	43,000	43,000	7	7

Headcount	161,123	159,438	160,304	162,653	162,970	1	(1)

(a)
Predominantly consists of prime mortgages originated with the intent to sell that are accounted for at fair value and classified as trading assets on the Consolidated Balance Sheets and Condensed Average Balance Sheets.

JPMORGAN CHASE & CO.
CONSUMER & COMMUNITY BANKING
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio data and where otherwise noted)
	QUARTERLY TRENDS
						1Q13 Change
	1Q13	4Q12	3Q12	2Q12	1Q12	4Q12	1Q12
CREDIT DATA AND QUALITY STATISTICS
Net charge-offs (a)	$1,699	$1,791	$2,817	$2,280	$2,392	(5)%	(29)%
Nonaccrual loans:
Nonaccrual loans retained	8,996	9,114	9,398	8,016	8,395	(1)	7
Nonaccrual loans held-for-sale and loans
at fair value	42	39	89	98	101	8	(58)
Total nonaccrual loans (b)(c)(d)(e)	9,038	9,153	9,487	8,114	8,496	(1)	6
Nonperforming assets (b)(c)(d)(e)	9,708	9,830	10,185	8,864	9,351	(1)	4
Allowance for loan losses	16,599	17,752	18,454	19,405	21,508	(6)	(23)

Net charge-off rate (a)(f)	1.74%	1.78%	2.77%	2.23%	2.30%
Net charge-off rate, excluding purchased credit-impaired
("PCI") loans (a)(f)	2.04	2.09	3.27	2.64	2.72
Allowance for loan losses to period-end loans retained	4.22	4.41	4.59	4.76	5.20
Allowance for loan losses to period-end loans retained,
excluding PCI loans (g)	3.25	3.51	3.73	3.96	4.52
Allowance for loan losses to nonaccrual loans
retained, excluding credit card (b)(e)(g)	65	72	77	102	114
Nonaccrual loans to total period-end loans, excluding
credit card (e)	3.14	3.12	3.23	2.72	2.82
Nonaccrual loans to total period-end loans, excluding
credit card and PCI loans (b)(e)	3.94	3.91	4.09	3.45	3.58

BUSINESS METRICS
Number of:
Branches	5,632	5,614	5,596	5,563	5,541	-	2
ATMs	18,830	18,699	18,485	18,132	17,654	1	7
Active online customers (in thousands)	32,281	31,114	30,765	30,361	30,680	4	5
Active mobile customers (in thousands)	13,263	12,359	11,573	10,646	10,016	7	32

(a)
Net charge-offs and the net charge-off rate for the three months ended September 30, 2012 included $880 million of charge-offs recorded in accordance with regulatory guidance requiring loans discharged under Chapter 7 bankruptcy and not reaffirmed by the borrower (“Chapter 7 loans”) to be charged off to the net realizable value of the collateral and to be considered nonaccrual, regardless of their delinquency status. Excluding these charge-offs, net charge-offs for the three months ended September 30, 2012 would have been $1.9 billion, and excluding these charge-offs and PCI loans for the same periods, the net charge-off rate would have been 2.25%. For further information, see Consumer Credit Portfolio on pages 140-142 of JPMorgan Chase's 2012 Annual Report.

(b)	Excludes PCI loans. Because the Firm is recognizing interest income on each pool of PCI loans, they are all considered to be performing.

(c)	Certain mortgages originated with the intent to sell are classified as trading assets on the Consolidated Balance Sheets.

(d)
At March 31, 2013, December 31, 2012, September 30, 2012, June 30, 2012 and March 31, 2012, nonperforming assets excluded: (1) mortgage loans insured by U.S. government agencies of $10.9 billion, $10.6 billion, $11.0 billion, $11.9 billion and $11.8 billion, respectively, that are 90 or more days past due; (2) real estate owned insured by U.S. government agencies of $1.7 billion, $1.6 billion, $1.5 billion, $1.3 billion and $1.2 billion, respectively; and (3) student loans insured by U.S. government agencies under the Federal Family Education Loan Program (“FFELP”) of $523 million, $525 million, $536 million, $547 million and $586 million, respectively, that are 90 or more days past due. These amounts were excluded from nonaccrual loans as reimbursement of insured amounts is proceeding normally.

(e)	Nonaccrual loans included $1.9 billion, $1.8 billion and $1.7 billion of Chapter 7 loans at March 31, 2013, December 31, 2012 and September 30, 2012, respectively.

(f)	Loans held-for-sale and loans accounted for at fair value were excluded when calculating the net charge-off rate.

(g)
The allowance for loan losses for PCI loans was $5.7 billion at March 31, 2013, December 31, 2012, September 30, 2012, June 30, 2012 and March 31, 2012; this amount was also excluded from the applicable ratios.

JPMORGAN CHASE & CO.
CONSUMER & COMMUNITY BANKING
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio data and where otherwise noted)
	QUARTERLY TRENDS
						1Q13 Change
	1Q13	4Q12	3Q12	2Q12	1Q12	4Q12	1Q12
CONSUMER & BUSINESS BANKING
Lending- and deposit-related fees	$711	$771	$785	$770	$742	(8)%	(4)%
Asset management, administration and commissions	426	404	406	415	412	5	3
Card income	349	351	343	344	315	(1)	11
All other income	119	121	121	123	116	(2)	3
Noninterest revenue	1,605	1,647	1,655	1,652	1,585	(3)	1
Net interest income	2,572	2,633	2,685	2,680	2,675	(2)	(4)
Total net revenue	4,177	4,280	4,340	4,332	4,260	(2)	(2)
Provision for credit losses	61	110	107	(2)	96	(45)	(36)
Noninterest expense	3,041	2,924	2,911	2,752	2,866	4	6
Income before income tax expense	1,075	1,246	1,322	1,582	1,298	(14)	(17)
Net income	$641	$756	$789	$944	$774	(15)	(17)

ROE	24%	33%	35%	42%	35%
Overhead ratio	73	68	67	64	67
Overhead ratio, excluding core deposit intangibles (a)	72	67	66	62	66
Equity (period-end and average)	$11,000	$9,000	$9,000	$9,000	$9,000	22	22

BUSINESS METRICS
Business banking origination volume	$1,234	$1,530	$1,685	$1,787	$1,540	(19)	(20)
Period-end loans	18,739	18,883	18,568	18,218	17,822	(1)	5
Period-end deposits:
Checking	180,326	170,322	159,527	156,449	159,075	6	13
Savings	227,162	216,422	208,272	203,910	200,662	5	13
Time and other	30,431	31,752	32,783	34,406	35,643	(4)	(15)
Total period-end deposits	437,919	418,496	400,582	394,765	395,380	5	11
Average loans	18,711	18,525	18,279	17,934	17,667	1	6
Average deposits:
Checking	168,697	160,289	153,982	151,733	147,455	5	14
Savings	221,394	211,515	206,298	202,685	197,199	5	12
Time and other	31,029	32,232	33,472	35,099	36,123	(4)	(14)
Total average deposits	421,120	404,036	393,752	389,517	380,777	4	11
Deposit margin	2.36%	2.44%	2.56%	2.62%	2.68%
Average assets	$36,302	$31,992	$30,702	$30,340	$30,911	13	17

CREDIT DATA AND QUALITY STATISTICS
Net charge-offs	$61	$110	$107	$98	$96	(45)	(36)
Net charge-off rate	1.32%	2.36%	2.33%	2.20%	2.19%
Allowance for loan losses	$698	$698	$698	$698	$798	-	(13)
Nonperforming assets	465	488	532	597	663	(5)	(30)

RETAIL BRANCH BUSINESS METRICS
Investment sales volume	$9,220	$6,987	$6,280	$6,171	$6,598	32	40
Client investment assets	168,527	158,502	154,637	147,641	147,083	6	15
% managed accounts	31%	29%	28%	26%	26%

Number of:
Chase Private Client branch locations	1,392	1,218	960	738	366	14	280
Personal bankers	23,130	23,674	23,622	24,052	24,198	(2)	(4)
Sales specialists	6,102	6,076	6,205	6,179	6,110	-	-
Client advisors	2,998	2,963	3,034	3,075	3,131	1	(4)
Chase Private Clients	134,206	105,700	75,766	50,649	32,857	27	308
Accounts (in thousands) (b)	28,530	28,073	27,840	27,406	27,034	2	6

(a)
Consumer & Business Banking (“CBB”) uses the overhead ratio (excluding the amortization of core deposit intangibles ("CDI")), a non-GAAP financial measure, to evaluate the underlying expense trends of the business. Including CDI amortization expense in the overhead ratio calculation would result in a higher overhead ratio in the earlier years and a lower overhead ratio in later years; this method would therefore result in an improving overhead ratio over time, all things remaining equal. This non-GAAP ratio excluded CBB's CDI amortization expense related to prior business combination transactions of $41 million, $48 million, $51 million, $50 million and $51 million for the three months ended March 31, 2013, December 31, 2012, September 30, 2012, June 30, 2012 and March 31, 2012, respectively.

(b)	Includes checking accounts and Chase LiquidSM cards (launched in the second quarter of 2012).

JPMORGAN CHASE & CO.
CONSUMER & COMMUNITY BANKING
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio data)
	QUARTERLY TRENDS
						1Q13 Change
	1Q13	4Q12	3Q12	2Q12	1Q12	4Q12	1Q12
MORTGAGE BANKING
Mortgage fees and related income	$1,450	$2,031	$2,376	$2,265	$2,008	(29)%	(28)%
All other income	93	109	112	123	131	(15)	(29)
Noninterest revenue	1,543	2,140	2,488	2,388	2,139	(28)	(28)
Net interest income	1,175	1,150	1,187	1,221	1,250	2	(6)
Total net revenue	2,718	3,290	3,675	3,609	3,389	(17)	(20)
Provision for credit losses	(198)	(269)	524	(553)	(192)	26	(3)
Noninterest expense	1,806	2,871	2,123	1,984	2,143	(37)	(16)
Income before income tax expense	1,110	688	1,028	2,178	1,438	61	(23)
Net income	$673	$418	$623	$1,321	$979	61	(31)

ROE	14%	10%	14%	30%	23%
Overhead ratio	66	87	58	55	63
Equity (period-end and average)	$19,500	$17,500	$17,500	$17,500	$17,500	11	11

FUNCTIONAL RESULTS
Mortgage Production
Production revenue	$995	$1,407	$1,582	$1,362	$1,432	(29)	(31)
Production-related net interest & other income	223	205	196	199	187	9	19
Production-related revenue, excluding repurchase losses	1,218	1,612	1,778	1,561	1,619	(24)	(25)
Production expense (a)	710	876	678	620	573	(19)	24
Income, excluding repurchase losses	508	736	1,100	941	1,046	(31)	(51)
Repurchase losses	(81)	53	(13)	(10)	(302)	NM	73
Income before income tax expense	427	789	1,087	931	744	(46)	(43)
Mortgage Servicing
Loan servicing revenue	936	783	946	1,004	1,039	20	(10)
Servicing-related net interest & other income	100	89	98	108	112	12	(11)
Servicing-related revenue	1,036	872	1,044	1,112	1,151	19	(10)
MSR asset modeled amortization	(258)	(254)	(290)	(327)	(351)	(2)	26
Default servicing expense	497	1,293	819	705	890	(62)	(44)
Core servicing expense	240	280	244	248	261	(14)	(8)
Income/(loss), excluding MSR risk management	41	(955)	(309)	(168)	(351)	NM	NM
MSR risk management, including related net interest
income/(expense)	(142)	42	150	233	191	NM	NM
Income/(loss) before income tax expense/(benefit)	(101)	(913)	(159)	65	(160)	89	37
Real Estate Portfolios
Noninterest revenue	(17)	13	9	13	8	NM	NM
Net interest income	962	952	997	1,027	1,073	1	(10)
Total net revenue	945	965	1,006	1,040	1,081	(2)	(13)
Provision for credit losses	(202)	(283)	520	(554)	(192)	29	(5)
Noninterest expense	363	436	386	412	419	(17)	(13)
Income before income tax expense	784	812	100	1,182	854	(3)	(8)
Mortgage Banking income before income tax
expense	$1,110	$688	$1,028	$2,178	$1,438	61	(23)
Mortgage Banking net income	$673	$418	$623	$1,321	$979	61	(31)

Overhead ratios
Mortgage Production	62%	52%	38%	40%	44%
Mortgage Servicing	116	238	118	94	116
Real Estate Portfolios	38	45	38	40	39

(a)	Includes provision for credit losses associated with Mortgage Production.

JPMORGAN CHASE & CO.
CONSUMER & COMMUNITY BANKING
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio data and where otherwise noted)
	QUARTERLY TRENDS
						1Q13 Change
	1Q13	4Q12	3Q12	2Q12	1Q12	4Q12	1Q12
MORTGAGE BANKING (continued)

SUPPLEMENTAL MORTGAGE FEES AND RELATED
INCOME DETAILS
Net production revenue:
Production revenue	$995	$1,407	$1,582	$1,362	$1,432	(29)%	(31)%
Repurchase losses	(81)	53	(13)	(10)	(302)	NM	73
Net production revenue	914	1,460	1,569	1,352	1,130	(37)	(19)
Net mortgage servicing revenue:
Operating revenue:
Loan servicing revenue	936	783	946	1,004	1,039	20	(10)
Changes in MSR asset fair value due to modeled amortization	(258)	(254)	(290)	(327)	(351)	(2)	26
Total operating revenue	678	529	656	677	688	28	(1)
Risk management:
Changes in MSR asset fair value due to market
interest rates	546	285	(323)	(1,193)	644	92	(15)
Other changes in MSR asset fair value due to inputs or
assumptions in model (a)	(237)	(69)	(5)	76	(48)	(243)	(394)
Changes in derivative fair value and other	(451)	(174)	479	1,353	(406)	(159)	(11)
Total risk management	(142)	42	151	236	190	NM	NM
Total net mortgage servicing revenue	536	571	807	913	878	(6)	(39)
Mortgage fees and related income	$1,450	$2,031	$2,376	$2,265	$2,008	(29)	(28)

MORTGAGE PRODUCTION AND MORTGAGE SERVICING
SELECTED BALANCE SHEET DATA
Period-end loans:
Prime mortgage, including option ARMs (b)	$17,257	$17,290	$17,153	$17,454	$17,268	-	-
Loans held-for-sale and loans at fair value (c)	16,277	18,801	15,250	14,254	12,496	(13)	30
Average loans:
Prime mortgage, including option ARMs (b)	17,554	17,243	17,381	17,478	17,238	2	2
Loans held-for-sale and loans at fair value (c)	21,181	19,076	17,879	17,694	15,621	11	36
Average assets	64,218	60,179	59,769	60,534	58,862	7	9
Repurchase liability (period-end)	2,430	2,530	2,779	2,997	3,213	(4)	(24)
CREDIT DATA AND QUALITY STATISTICS
Net charge-offs:
Prime mortgage, including option ARMs	4	14	4	1	—	(71)	NM
Net charge-off rate:
Prime mortgage, including option ARMs	0.09%	0.32%	0.09%	0.02%	—%
30+ day delinquency rate (d)	3.04	3.05	3.10	3.00	3.01
Nonperforming assets (e)	$643	$638	$700	$708	$708	1	(9)
BUSINESS METRICS (in billions)
Mortgage origination volume by channel
Retail	$26.2	$26.4	$25.5	$26.1	$23.4	(1)	12
Wholesale (f)	0.1	0.1	—	0.2	—	-	NM
Correspondent (f)	24.0	22.3	20.1	16.5	14.2	8	69
CNT (negotiated transactions)	2.4	2.4	1.7	1.1	0.8	-	200
Total mortgage origination volume (g)	$52.7	$51.2	$47.3	$43.9	$38.4	3	37
Mortgage application volume by channel
Retail	$34.7	$36.7	$44.7	$43.1	$40.0	(5)	(13)
Wholesale (f)	0.2	0.2	0.2	0.1	0.2	-	-
Correspondent (f)	25.6	28.8	28.3	23.7	19.7	(11)	30
Total mortgage application volume	$60.5	$65.7	$73.2	$66.9	$59.9	(8)	1

(a)
Represents the aggregate impact of changes in model inputs and assumptions such as costs to service, home prices, mortgage spreads, ancillary income, and assumptions used to derive prepayment speeds, as well as changes to the valuation models themselves.

(b)	Predominantly represents prime loans repurchased from Government National Mortgage Association (“Ginnie Mae”) pools, which are insured by U.S. government agencies.

(c)
Predominantly consists of prime mortgages originated with the intent to sell that are accounted for at fair value and classified as trading assets on the Consolidated Balance Sheets and Condensed Average Balance Sheets.

(d)
At March 31, 2013, December 31, 2012, September 30, 2012, June 30, 2012 and March 31, 2012, excluded mortgage loans insured by U.S. government agencies of $11.9 billion, $11.8 billion, $12.1 billion, $13.0 billion and $12.7 billion, respectively, that are 30 or more days past due. These amounts were excluded as reimbursement of insured amounts is proceeding normally.

(e)
At March 31, 2013, December 31, 2012, September 30, 2012, June 30, 2012 and March 31, 2012, nonperforming assets excluded: (1) mortgage loans insured by U.S. government agencies of $10.9 billion, $10.6 billion, $11.0 billion, $11.9 billion and $11.8 billion, respectively, that are 90 or more days past due; and (2) real estate owned insured by U.S. government agencies of $1.7 billion, $1.6 billion, $1.5 billion, $1.3 billion and $1.2 billion, respectively. These amounts were excluded from nonaccrual loans as reimbursement of insured amounts is proceeding normally.

(f)
Includes rural housing loans sourced through brokers and correspondents, which are underwritten and closed with pre-funding loan approval from the U.S. Department of Agriculture Rural Development, which acts as the guarantor in the transaction.

(g)
Firmwide mortgage origination volume was $55.1 billion, $53.7 billion, $49.6 billion, $46.0 billion and $40.5 billion for the three months ended March 31, 2013, December 31, 2012, September 30, 2012, June 30, 2012 and March 31, 2012, respectively.

JPMORGAN CHASE & CO.
CONSUMER & COMMUNITY BANKING
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio data and where otherwise noted)
	QUARTERLY TRENDS
											1Q13 Change
	1Q13		4Q12		3Q12		2Q12		1Q12		4Q12	1Q12
MORTGAGE BANKING (continued)

MORTGAGE PRODUCTION AND MORTGAGE SERVICING
(continued)
BUSINESS METRICS (in billions)(continued)
Third-party mortgage loans serviced (period-end)	$849.2		$859.4		$811.4		$860.0		$884.2		(1)%	(4)%
Third-party mortgage loans serviced (average)	854.3		803.8		825.7		866.7		892.6		6	(4)
MSR net carrying value (period-end)	7.9		7.6		7.1		7.1		8.0		4	(1)
Ratio of MSR net carrying value (period-end) to third-party
mortgage loans serviced (period-end)	0.93%		0.88%		0.88%		0.83%		0.90%
Ratio of annualized loan servicing-related revenue to third-party
mortgage loans serviced (average)	0.42		0.45		0.46		0.47		0.47
MSR revenue multiple (a)	2.21	x	1.96	x	1.91	x	1.77	x	1.91	x

REAL ESTATE PORTFOLIOS
BUSINESS METRICS
Loans, excluding PCI loans
Period-end loans owned:
Home equity	$64,798		$67,385		$69,686		$72,833		$75,207		(4)	(14)
Prime mortgage, including option ARMs	41,997		41,316		41,404		42,037		43,152		2	(3)
Subprime mortgage	8,003		8,255		8,552		8,945		9,289		(3)	(14)
Other	604		633		653		675		692		(5)	(13)
Total period-end loans owned	$115,402		$117,589		$120,295		$124,490		$128,340		(2)	(10)
Average loans owned:
Home equity	$66,133		$68,466		$71,620		$74,069		$76,600		(3)	(14)
Prime mortgage, including option ARMs	41,808		41,393		41,628		42,543		43,701		1	(4)
Subprime mortgage	8,140		8,413		8,774		9,123		9,485		(3)	(14)
Other	619		643		665		684		707		(4)	(12)
Total average loans owned	$116,700		$118,915		$122,687		$126,419		$130,493		(2)	(11)

PCI loans
Period-end loans owned:
Home equity	$20,525		$20,971		$21,432		$21,867		$22,305		(2)	(8)
Prime mortgage	13,366		13,674		14,038		14,395		14,781		(2)	(10)
Subprime mortgage	4,561		4,626		4,702		4,784		4,870		(1)	(6)
Option ARMs	19,985		20,466		21,024		21,565		22,105		(2)	(10)
Total period-end loans owned	$58,437		$59,737		$61,196		$62,611		$64,061		(2)	(9)
Average loans owned:
Home equity	$20,745		$21,184		$21,620		$22,076		$22,488		(2)	(8)
Prime mortgage	13,524		13,860		14,185		14,590		14,975		(2)	(10)
Subprime mortgage	4,589		4,654		4,717		4,824		4,914		(1)	(7)
Option ARMs	20,227		20,738		21,237		21,823		22,395		(2)	(10)
Total average loans owned	$59,085		$60,436		$61,759		$63,313		$64,772		(2)	(9)

Total Real Estate Portfolios
Period-end loans owned:
Home equity	$85,323		$88,356		$91,118		$94,700		$97,512		(3)	(13)
Prime mortgage, including option ARMs	75,348		75,456		76,466		77,997		80,038		-	(6)
Subprime mortgage	12,564		12,881		13,254		13,729		14,159		(2)	(11)
Other	604		633		653		675		692		(5)	(13)
Total period-end loans owned	$173,839		$177,326		$181,491		$187,101		$192,401		(2)	(10)
Average loans owned:
Home equity	$86,878		$89,650		$93,240		$96,145		$99,088		(3)	(12)
Prime mortgage, including option ARMs	75,559		75,991		77,050		78,956		81,071		(1)	(7)
Subprime mortgage	12,729		13,067		13,491		13,947		14,399		(3)	(12)
Other	619		643		665		684		707		(4)	(12)
Total average loans owned	$175,785		$179,351		$184,446		$189,732		$195,265		(2)	(10)
Average assets	166,373		169,375		173,613		177,698		182,254		(2)	(9)
Home equity origination volume	402		373		375		360		312		8	29

(a)
Represents the ratio of MSR net carrying value (period-end) to third-party mortgage loans serviced (period-end) divided by the ratio of annualized loan servicing-related revenue to third-party mortgage loans serviced (average).

JPMORGAN CHASE & CO.
CONSUMER & COMMUNITY BANKING
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio data)

	QUARTERLY TRENDS
						1Q13 Change
	1Q13	4Q12	3Q12	2Q12	1Q12	4Q12	1Q12
MORTGAGE BANKING (continued)

REAL ESTATE PORTFOLIOS (continued)
CREDIT DATA AND QUALITY STATISTICS
Net charge-offs, excluding PCI loans (a)
Home equity	$333	$257	$1,120	$466	$542	30%	(39)%
Prime mortgage, including option ARMs	44	66	143	114	131	(33)	(66)
Subprime mortgage	67	92	152	112	130	(27)	(48)
Other	4	2	5	4	5	100	(20)
Total net charge-offs, excluding PCI loans	$448	$417	$1,420	$696	$808	7	(45)
Net charge-off rate, excluding PCI loans (a)
Home equity	2.04%	1.49%	6.22%	2.53%	2.85%
Prime mortgage, including option ARMs	0.43	0.63	1.37	1.08	1.21
Subprime mortgage	3.34	4.35	6.89	4.94	5.51
Other	2.62	1.24	2.99	2.35	2.84
Total net charge-off rate, excluding PCI loans	1.56	1.40	4.60	2.21	2.49
Net charge-off rate - reported (a)
Home equity	1.55%	1.14%	4.78%	1.95%	2.20%
Prime mortgage, including option ARMs	0.24	0.35	0.74	0.58	0.65
Subprime mortgage	2.13	2.80	4.48	3.23	3.63
Other	2.62	1.24	2.99	2.35	2.84
Total net charge-off rate - reported	1.03	0.92	3.06	1.48	1.66

30+ day delinquency rate, excluding PCI loans (b)	4.61%	5.03%	5.12%	5.16%	5.32%
Allowance for loan losses, excluding PCI loans	$4,218	$4,868	$5,568	$6,468	$7,718	(13)	(45)
Allowance for PCI loans	5,711	5,711	5,711	5,711	5,711	-	-
Allowance for loan losses	$9,929	$10,579	$11,279	$12,179	$13,429	(6)	(26)
Nonperforming assets (c)(d)	8,349	8,439	8,669	7,340	7,738	(1)	8
Allowance for loan losses to period-end loans retained	5.71%	5.97%	6.21%	6.51%	6.98%
Allowance for loan losses to period-end loans retained,
excluding PCI loans	3.66	4.14	4.63	5.20	6.01

(a)
Net charge-offs and net charge-off rates for the three months ended September 30, 2012 included $825 million of charge-offs of Chapter 7 loans. Excluding these charges-offs, net charge-offs for the three months ended September 30, 2012 would have been $402 million, $97 million and $91 million for the home equity, prime mortgage, including option ARMs, and subprime mortgage portfolios, respectively. Net charge-off rates for the same period, excluding these charge-offs and PCI loans, would have been 2.23%, 0.93% and 4.13% for the home equity, prime mortgage, including option ARMs, and subprime mortgage portfolios, respectively. For further information, see Consumer Credit Portfolio on pages 140-142 of JPMorgan Chase's 2012 Annual Report.

(b)	The delinquency rate for PCI loans was 19.26%, 20.14%, 20.65%, 21.38% and 21.72% at March 31, 2013, December 31, 2012, September 30, 2012, June 30, 2012 and March 31, 2012, respectively.

(c)	Excludes PCI loans. Because the Firm is recognizing interest income on each pool of PCI loans, they are all considered to be performing.

(d)	Beginning September 30, 2012, nonperforming assets included Chapter 7 loans.

JPMORGAN CHASE & CO.
CONSUMER & COMMUNITY BANKING
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio data and where otherwise noted)
	QUARTERLY TRENDS
						1Q13 Change
	1Q13	4Q12	3Q12	2Q12	1Q12	4Q12	1Q12
CARD, MERCHANT SERVICES & AUTO
Card income	$1,013	$1,097	$1,032	$1,015	$948	(8)%	7%
All other income	245	227	248	231	303	8	(19)
Noninterest revenue	1,258	1,324	1,280	1,246	1,251	(5)	1
Net interest income	3,462	3,484	3,443	3,279	3,463	(1)	-
Total net revenue	4,720	4,808	4,723	4,525	4,714	(2)	-
Provision for credit losses	686	1,250	1,231	734	738	(45)	(7)
Noninterest expense	1,943	2,171	1,920	2,096	2,029	(11)	(4)
Income before income tax expense	2,091	1,387	1,572	1,695	1,947	51	7
Net income	$1,272	$840	$954	$1,030	$1,183	51	8

ROE	33%	20%	23%	25%	29%
Overhead ratio	41	45	41	46	43
Equity (period-end and average)	$15,500	$16,500	$16,500	$16,500	$16,500	(6)	(6)

SELECTED BALANCE SHEET DATA (period-end)
Loans:
Credit Card	$121,865	$127,993	$124,537	$124,705	$125,331	(5)	(3)
Auto	50,552	49,913	48,920	48,468	48,245	1	5
Student	11,323	11,558	11,868	12,232	13,162	(2)	(14)
Total loans	$183,740	$189,464	$185,325	$185,405	$186,738	(3)	(2)

SELECTED BALANCE SHEET DATA (average)
Total assets	$196,634	$197,606	$196,302	$197,301	$199,449	-	(1)
Loans:
Credit Card	123,564	124,729	124,339	125,195	127,616	(1)	(3)
Auto	50,045	49,268	48,399	48,273	47,704	2	5
Student	11,459	11,710	12,037	12,944	13,348	(2)	(14)
Total loans	$185,068	$185,707	$184,775	$186,412	$188,668	-	(2)

BUSINESS METRICS
Credit Card, excluding Commercial Card
Sales volume (in billions)	$94.7	$101.6	$96.6	$96.0	$86.9	(7)	9
New accounts opened	1.7	1.8	1.6	1.6	1.7	(6)	-
Open accounts	64.7	64.5	63.9	63.7	64.2	-	1
Accounts with sales activity	29.4	30.6	29.1	29.3	29.0	(4)	1
% of accounts acquired online	52%	58%	52%	49%	46%

Merchant Services (Chase Paymentech Solutions)
Merchant processing volume (in billions)	$175.8	$178.6	$163.6	$160.2	$152.8	(2)	15
Total transactions (in billions)	8.3	8.2	7.4	7.1	6.8	1	22

Auto & Student
Origination volume (in billions)
Auto	$6.5	$5.5	$6.3	$5.8	$5.8	18	12
Student	0.1	—	0.1	—	0.1	NM	-

JPMORGAN CHASE & CO.
CONSUMER & COMMUNITY BANKING
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio data)

	QUARTERLY TRENDS
						1Q13 Change
	1Q13	4Q12	3Q12	2Q12	1Q12	4Q12	1Q12
CARD, MERCHANT SERVICES & AUTO (continued)
CREDIT DATA AND QUALITY STATISTICS
Net charge-offs:
Credit Card	$1,082	$1,097	$1,116	$1,345	$1,386	(1)%	(22)%
Auto (a)	40	44	90	21	33	(9)	21
Student	64	109	80	119	69	(41)	(7)
Total net charge-offs	1,186	1,250	1,286	1,485	1,488	(5)	(20)
Net charge-off rate:
Credit Card (b)	3.55%	3.50%	3.57%	4.35%	4.40%
Auto (a)	0.32	0.36	0.74	0.17	0.28
Student	2.27	3.70	2.64	3.70	2.08
Total net charge-off rate	2.60	2.68	2.77	3.22	3.19

Delinquency rates
30+ day delinquency rate:
Credit Card (c)	1.94	2.10	2.15	2.14	2.56
Auto	0.92	1.25	1.11	0.90	0.79
Student (d)	2.06	2.13	2.38	1.95	2.06
Total 30+ day delinquency rate	1.67	1.87	1.89	1.80	2.07
90+ day delinquency rate - Credit Card (c)	0.97	1.02	0.99	1.04	1.37

Nonperforming assets (a)(e)	$251	$265	$284	$219	$242	(5)	4
Allowance for loan losses:
Credit Card	4,998	5,501	5,503	5,499	6,251	(9)	(20)
Auto & Student	954	954	954	1,009	1,010	-	(6)
Total allowance for loan losses	5,952	6,455	6,457	6,508	7,261	(8)	(18)
Allowance for loan losses to period-end loans:
Credit Card (c)	4.10%	4.30%	4.42%	4.41%	5.02%
Auto & Student	1.54	1.55	1.57	1.66	1.64
Total allowance for loan losses to period-end loans	3.24	3.41	3.49	3.51	3.91

CARD SERVICES SUPPLEMENTAL INFORMATION
Noninterest revenue	$938	$1,014	$971	$953	$949	(7)	(1)
Net interest income	2,970	3,005	2,923	2,755	2,928	(1)	1
Total net revenue	3,908	4,019	3,894	3,708	3,877	(3)	1
Provision for credit losses	582	1,097	1,116	595	636	(47)	(8)
Noninterest expense	1,500	1,710	1,517	1,703	1,636	(12)	(8)
Income before income tax expense	1,826	1,212	1,261	1,410	1,605	51	14
Net income	$1,114	$736	$769	$860	$979	51	14

Percentage of average loans:
Noninterest revenue	3.08%	3.23%	3.11%	3.06%	2.99%
Net interest income	9.75	9.58	9.35	8.85	9.23
Total net revenue	12.83	12.82	12.46	11.91	12.22

(a)
Net charge-offs and the net charge-off rate for the three months ended September 30, 2012 included $55 million of charge-offs of Chapter 7 loans. Excluding these charge-offs, net charge-offs for the three months ended September 30, 2012 would have been $35 million and the net charge-off rate would have been 0.29%. Nonperforming assets at March, 31, 2013, December 31, 2012 and September 30, 2012 included $45 million, $51 million and $65 million, respectively, of Chapter 7 loans.

(b)
Average credit card loans included loans held-for-sale of $28 million, $109 million, $782 million and $821 million for the three months ended December 31, 2012, September 30, 2012, June 30, 2012 and March 31, 2012, respectively. These amounts are excluded when calculating the net charge-off rate. There were no loans held-for-sale for the three months ended March 31, 2013.

(c)
Period-end credit card loans included loans held-for-sale of $106 million, $112 million, and $856 million at September 30, 2012, June 30, 2012 and March 31, 2012, respectively. There were no loans held-for-sale at March 31, 2013 and December 31, 2012. No allowance for loan losses was recorded for these loans. These amounts are excluded when calculating delinquency rates and the allowance for loan losses to period-end loans.

(d)
Excluded student loans insured by U.S. government agencies under the FFELP of $881 million, $894 million, $910 million, $931 million and $1.0 billion at March 31, 2013, December 31, 2012, September 30, 2012, June 30, 2012 and March 31, 2012, respectively, that are 30 or more days past due. These amounts are excluded as reimbursement of insured amounts is proceeding normally.

(e)
Nonperforming assets excluded student loans insured by U.S. government agencies under the FFELP of $523 million, $525 million, $536 million, $547 million and $586 million at March 31, 2013, December 31, 2012, September 30, 2012, June 30, 2012 and March 31, 2012, respectively, that are 90 or more days past due. These amounts are excluded as reimbursement of insured amounts is proceeding normally.

JPMORGAN CHASE & CO.
CORPORATE & INVESTMENT BANK
FINANCIAL HIGHLIGHTS
(in millions, except ratio data)
	QUARTERLY TRENDS
						1Q13 Change
	1Q13	4Q12	3Q12	2Q12	1Q12	4Q12	1Q12
INCOME STATEMENT
REVENUE
Investment banking fees	$1,433	$1,720	$1,429	$1,245	$1,375	(17)%	4%
Principal transactions (a)	3,961	966	2,263	3,070	3,211	310	23
Lending- and deposit-related fees	473	499	486	488	475	(5)	-
Asset management, administration and commissions	1,167	1,163	1,104	1,207	1,219	-	(4)
All other income	323	435	290	251	208	(26)	55
Noninterest revenue	7,357	4,783	5,572	6,261	6,488	54	13
Net interest income	2,783	2,859	2,788	2,725	2,850	(3)	(2)
TOTAL NET REVENUE (b)	10,140	7,642	8,360	8,986	9,338	33	9

Provision for credit losses	11	(445)	(60)	29	(3)	NM	NM

NONINTEREST EXPENSE
Compensation expense	3,376	2,217	2,755	2,718	3,623	52	(7)
Noncompensation expense	2,735	2,779	2,595	2,575	2,588	(2)	6
TOTAL NONINTEREST EXPENSE	6,111	4,996	5,350	5,293	6,211	22	(2)

Income before income tax expense	4,018	3,091	3,070	3,664	3,130	30	28
Income tax expense	1,408	1,086	1,078	1,288	1,097	30	28
NET INCOME	$2,610	$2,005	$1,992	$2,376	$2,033	30	28

FINANCIAL RATIOS
ROE (c)	19%	17%	17%	20%	17%
Overhead ratio	60	65	64	59	67
Compensation expense as a percent of total net revenue (d)	33	29	33	30	39

REVENUE BY BUSINESS
Advisory	$255	$465	$389	$356	$281	(45)	(9)
Equity underwriting	273	265	235	250	276	3	(1)
Debt underwriting	905	990	805	639	818	(9)	11
Total investment banking fees	1,433	1,720	1,429	1,245	1,375	(17)	4
Treasury Services	1,044	1,059	1,064	1,074	1,052	(1)	(1)
Lending	498	382	357	370	222	30	124
Total Banking	2,975	3,161	2,850	2,689	2,649	(6)	12
Fixed Income Markets (e)	4,752	3,177	3,726	3,493	5,016	50	(5)
Equity Markets	1,340	895	1,044	1,043	1,424	50	(6)
Securities Services	974	995	965	1,078	962	(2)	1
Credit Adjustments & Other (a)(f)	99	(586)	(225)	683	(713)	NM	NM
Total Markets & Investor Services	7,165	4,481	5,510	6,297	6,689	60	7
TOTAL NET REVENUE	$10,140	$7,642	$8,360	$8,986	$9,338	33	9

(a)
Included debit valuation adjustments (“DVA”) on structured notes and derivative liabilities measured at fair value. DVA gains/(losses) were $126 million, ($567) million, ($211) million, $755 million and ($907) million for the three months ended March 31, 2013, December 31, 2012, September 30, 2012, June 30, 2012 and March 31, 2012, respectively.

(b)
Included tax-equivalent adjustments, predominantly due to income tax credits related to affordable housing and alternative energy investments, as well as tax-exempt income from municipal bond investments of $529 million, $533 million, $492 million, $494 million and $509 million for the three months ended March 31, 2013, December 31, 2012, September 30, 2012, June 30, 2012 and March 31, 2012, respectively.

(c)
Return on equity excluding DVA, a non-GAAP financial measure, was 18%, 20%, 18%, 16% and 22% for the three months ended March 31, 2013, December 31, 2012, September 30, 2012, June 30, 2012 and March 31, 2012, respectively. For additional information on this measure, see non-GAAP financial measures on page 42.

(d)
Compensation expense as a percentage of total net revenue excluding DVA, a non-GAAP financial measure, was 34%, 27%, 32%, 33% and 35% for the three months ended March 31, 2013, December 31, 2012, September 30, 2012, June 30, 2012 and March 31, 2012, respectively. For additional information on this measure, see non-GAAP financial measures on page 42.

(e)	Includes results of the synthetic credit portfolio that was transferred from the Chief Investment Office effective July 2, 2012.

(f)
Primarily includes credit portfolio credit valuation adjustments (“CVA”) net of associated hedging activities; DVA on structured notes and derivative liabilities; and nonperforming derivative receivable results.

JPMORGAN CHASE & CO.
CORPORATE & INVESTMENT BANK
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio and headcount data)
	QUARTERLY TRENDS
						1Q13 Change
	1Q13	4Q12	3Q12	2Q12	1Q12	4Q12	1Q12
SELECTED BALANCE SHEET DATA (period-end)
Assets	$872,259	$876,107	$904,090	$897,413	$879,691	-%	(1)%
Loans:
Loans retained (a)	112,005	109,501	107,903	114,620	108,287	2	3
Loans held-for-sale and loans at fair value	5,506	5,749	3,899	2,375	5,550	(4)	(1)
Total loans	117,511	115,250	111,802	116,995	113,837	2	3
Equity	56,500	47,500	47,500	47,500	47,500	19	19

SELECTED BALANCE SHEET DATA (average)
Assets	$870,467	$863,890	$841,678	$859,026	$854,128	1	2
Trading assets - debt and equity instruments	342,323	333,764	296,811	305,972	315,176	3	9
Trading assets - derivative receivables	71,111	73,519	74,812	74,960	76,220	(3)	(7)
Loans:
Loans retained (a)	106,793	109,037	111,263	112,952	107,148	(2)	-
Loans held-for-sale and loans at fair value	5,254	5,065	2,809	3,256	2,867	4	83
Total loans	112,047	114,102	114,072	116,208	110,015	(2)	2

Equity	56,500	47,500	47,500	47,500	47,500	19	19

Headcount	51,634	52,022	52,226	52,336	53,039	(1)	(3)

CREDIT DATA AND QUALITY STATISTICS
Net charge-offs/(recoveries)	$19	$(217)	$(22)	$(10)	$(35)	NM	NM
Nonperforming assets:
Nonaccrual loans:
Nonaccrual loans retained (a)(b)	340	535	588	661	700	(36)	(51)
Nonaccrual loans held-for-sale and loans at fair value	104	82	213	158	182	27	(43)
Total nonaccrual loans	444	617	801	819	882	(28)	(50)

Derivative receivables	412	239	282	451	317	72	30
Assets acquired in loan satisfactions	55	64	77	68	79	(14)	(30)
Total nonperforming assets	911	920	1,160	1,338	1,278	(1)	(29)
Allowance for credit losses:
Allowance for loan losses	1,246	1,300	1,459	1,498	1,455	(4)	(14)
Allowance for lending-related commitments	521	473	544	542	544	10	(4)
Total allowance for credit losses	1,767	1,773	2,003	2,040	1,999	-	(12)

Net charge-off/(recovery) rate (a)	0.07%	(0.79)%	(0.08)%	(0.04)%	(0.13)%
Allowance for loan losses to period-end loans retained (a)	1.11	1.19	1.35	1.31	1.34
Allowance for loan losses to period-end loans retained,
excluding trade finance and conduits (c)	2.17	2.52	2.92	2.75	2.93
Allowance for loan losses to nonaccrual loans retained (a)(b)	366	243	248	227	208
Nonaccrual loans to total period-end loans	0.38	0.54	0.72	0.70	0.77

(a)	Loans retained includes credit portfolio loans, trade finance loans, other held-for-investment loans and overdrafts.

(b)
Allowance for loan losses of $73 million, $153 million, $178 million, $202 million and $226 million were held against these nonaccrual loans at March 31, 2013, December 31, 2012, September 30, 2012, June 30, 2012 and March 31, 2012, respectively.

(c)
Management uses allowance for loan losses to period-end loans retained, excluding trade finance and conduits, a non-GAAP financial measure, as a more relevant metric to reflect the allowance coverage of the retained lending portfolio.

JPMORGAN CHASE & CO.
CORPORATE & INVESTMENT BANK
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except rankings data and where otherwise noted)
	QUARTERLY TRENDS
						1Q13 Change
	1Q13	4Q12	3Q12	2Q12	1Q12	4Q12	1Q12
BUSINESS METRICS
Assets under custody ("AUC") by asset class (period-end)
(in billions):
Fixed Income	$11,730	$11,745	$11,545	$11,302	$11,332	-%	4%
Equity	6,007	5,637	5,328	5,025	5,365	7	12
Other (a)	1,557	1,453	1,346	1,338	1,171	7	33
Total AUC	$19,294	$18,835	$18,219	$17,665	$17,868	2	8

Client deposits and other third-party liabilities (average)	357,262	366,544	351,383	348,102	356,964	(3)	-

Trade finance loans (period-end)	38,985	35,783	35,142	35,291	35,692	9	9

	THREE MONTHS ENDED
	MARCH 31, 2013			FULL YEAR 2012
MARKET SHARES AND RANKINGS (b)	Market Share	Rankings		Market Share	Rankings
Global investment banking fees (c)	8.0%	#1		7.5%	#1
Debt, equity and equity-related
Global	7.6	1		7.2	1
U.S.	11.4	1		11.5	1
Syndicated loans
Global	9.8	1		9.6	1
U.S.	17.4	1		17.6	1
Long-term debt (d)
Global	7.7	1		7.1	1
U.S.	12.3	1		11.6	1
Equity and equity-related
Global (e)	6.1	6		7.8	4
U.S.	9.1	6		10.4	5
Announced M&A (f)
Global	30.3	1		18.5	2
U.S.	43.8	1		21.6	2

(a)	Consists of mutual funds, unit investment trusts, currencies, annuities, insurance contracts, options and nonsecurities contracts..

(b)
Source: Dealogic. Global investment banking fees reflects the ranking of fees and market share. The remaining rankings reflects transaction volume and market share. Global announced M&A is based on transaction value at announcement; because of joint M&A assignments, M&A market share of all participants will add up to more than 100%. All other transaction volume-based rankings are based on proceeds, with full credit to each book manager/equal if joint.

(c)	Global investment banking fees rankings exclude money market, short-term debt and shelf deals.

(d)
Long-term debt rankings include investment-grade, high-yield, supranationals, sovereigns, agencies, covered bonds, asset-backed securities and mortgage-backed securities; and exclude money market, short-term debt, and U.S. municipal securities.

(e)	Global equity and equity-related ranking includes rights offerings and Chinese A-Shares.

(f)	Announced M&A reflects the removal of any withdrawn transactions. U.S. announced M&A represents any U.S. involvement ranking.

JPMORGAN CHASE & CO.
CORPORATE & INVESTMENT BANK
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except where otherwise noted)

	QUARTERLY TRENDS
						1Q13 Change
INTERNATIONAL METRICS	1Q13	4Q12	3Q12	2Q12	1Q12	4Q12	1Q12
Total net revenue (a)
Europe/Middle East/Africa	$3,383	$2,261	$2,443	$2,885	$3,050	50%	11%
Asia/Pacific	1,165	939	1,031	1,020	1,110	24	5
Latin America/Caribbean	400	337	392	375	420	19	(5)
Total international net revenue	4,948	3,537	3,866	4,280	4,580	40	8
North America	5,192	4,105	4,494	4,706	4,758	26	9
Total net revenue	$10,140	$7,642	$8,360	$8,986	$9,338	33	9

Loans (period-end) (a)
Europe/Middle East/Africa	$33,674	$30,266	$27,866	$33,041	$29,337	11	15
Asia/Pacific	29,908	27,193	27,215	27,058	26,637	10	12
Latin America/Caribbean	10,308	10,220	9,730	9,982	9,936	1	4
Total international loans	73,890	67,679	64,811	70,081	65,910	9	12
North America	38,115	41,822	43,092	44,539	42,377	(9)	(10)
Total loans	$112,005	$109,501	$107,903	$114,620	$108,287	2	3

Client deposits and other third-party liabilities (average) (a)
Europe/Middle East/Africa	$134,339	$128,620	$125,720	$127,173	$127,794	4	5
Asia/Pacific	51,996	53,309	50,862	50,331	50,197	(2)	4
Latin America/Caribbean	12,180	11,766	10,141	10,453	11,852	4	3
Total international	198,515	193,695	186,723	187,957	189,843	2	5
North America	158,747	172,849	164,660	160,145	167,121	(8)	(5)
Total client deposits and other third-party liabilities	$357,262	$366,544	$351,383	$348,102	$356,964	(3)	-

AUC (period-end) (in billions) (a)
North America	$10,788	$10,504	$10,206	$10,048	$9,998	3	8
All other regions	8,506	8,331	8,013	7,617	7,870	2	8
Total AUC	$19,294	$18,835	$18,219	$17,665	$17,868	2	8

(a)
Total net revenue is based primarily on the domicile of the client or location of the trading desk, as applicable. Loans outstanding (excluding loans held-for-sale and loans carried at fair value), client deposits and other third-party liabilities, and AUC are based predominantly on the domicile of the client.

JPMORGAN CHASE & CO.
COMMERCIAL BANKING
FINANCIAL HIGHLIGHTS
(in millions, except ratio data)

	QUARTERLY TRENDS
						1Q13 Change
	1Q13	4Q12	3Q12	2Q12	1Q12	4Q12	1Q12
INCOME STATEMENT
REVENUE
Lending- and deposit-related fees	$259	$269	$263	$264	$276	(4)%	(6)%
Asset management, administration and commissions	32	30	30	34	36	7	(11)
All other income (a)	244	279	293	264	245	(13)	-
Noninterest revenue	535	578	586	562	557	(7)	(4)
Net interest income	1,138	1,167	1,146	1,129	1,100	(2)	3
TOTAL NET REVENUE (b)	1,673	1,745	1,732	1,691	1,657	(4)	1

Provision for credit losses	39	(3)	(16)	(17)	77	NM	(49)

NONINTEREST EXPENSE
Compensation expense (c)	289	250	263	245	256	16	13
Noncompensation expense (c)	348	342	332	339	335	2	4
Amortization of intangibles	7	7	6	7	7	-	-
TOTAL NONINTEREST EXPENSE	644	599	601	591	598	8	8

Income before income tax expense	990	1,149	1,147	1,117	982	(14)	1
Income tax expense	394	457	457	444	391	(14)	1
NET INCOME	$596	$692	$690	$673	$591	(14)	1

Revenue by product:
Lending	$924	$947	$916	$920	$892	(2)	4
Treasury services	605	614	609	603	602	(1)	-
Investment banking	118	157	139	129	120	(25)	(2)
Other (d)	26	27	68	39	43	(4)	(40)
Total Commercial Banking revenue	$1,673	$1,745	$1,732	$1,691	$1,657	(4)	1

Investment banking revenue, gross (e)	$341	$443	$431	$384	$339	(23)	1

Revenue by client segment:
Middle Market Banking (f)	$753	$752	$748	$740	$731	-	3
Corporate Client Banking (f)	433	492	460	436	431	(12)	-
Commercial Term Lending	291	312	298	291	293	(7)	(1)
Real Estate Banking	112	113	106	114	105	(1)	7
Other	84	76	120	110	97	11	(13)
Total Commercial Banking revenue	$1,673	$1,745	$1,732	$1,691	$1,657	(4)	1

FINANCIAL RATIOS
ROE	18%	29%	29%	28%	25%
Overhead ratio	38	34	35	35	36

(a)	Commercial Banking (“CB”) client revenue from investment banking products and commercial card transactions is included in all other income.

(b)
Total net revenue included tax-equivalent adjustments, from income tax credits related to equity investments in designated community development entities that provide loans to qualified businesses in low-income communities, as well as tax-exempt income from municipal bond activity of $93 million, $73 million, $115 million, $99 million and $94 million for the three months ended March 31, 2013, December 31, 2012, September 30, 2012, June 30, 2012 and March 31, 2012, respectively.

(c)
Effective July 1, 2012, certain Treasury Services product sales staff supporting CB were transferred from CIB to CB. As a result, compensation expense for these sales staff is now reflected in CB's compensation expense rather than as an allocation from CIB in noncompensation expense. CB's and CIB's previously reported headcount, compensation expense and noncompensation expense have been revised to reflect this transfer.

(d)	Other revenue in the fourth quarter of 2012 included a $49 million year-to-date reclassification of tax equivalent revenue to Corporate/Private Equity.

(e)	Represents the total revenue related to investment banking products sold to CB clients.

(f)
Effective January 1, 2013, the financial results of financial institution clients were transferred to Corporate Client Banking from Middle Market Banking. Prior periods were revised to conform with this presentation.

JPMORGAN CHASE & CO.
COMMERCIAL BANKING
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except headcount and ratio data)
	QUARTERLY TRENDS
						1Q13 Change
	1Q13	4Q12	3Q12	2Q12	1Q12	4Q12	1Q12
SELECTED BALANCE SHEET DATA (period-end)
Total assets	$184,689	$181,502	$168,124	$163,698	$161,741	2%	14%
Loans:
Loans retained (a)	129,534	126,996	123,173	119,946	114,969	2	13
Loans held-for-sale and loans at fair value	851	1,212	549	547	878	(30)	(3)
Total loans	$130,385	$128,208	$123,722	$120,493	$115,847	2	13
Equity	13,500	9,500	9,500	9,500	9,500	42	42

Period-end loans by client segment:
Middle Market Banking (b)	$52,296	$50,552	$48,616	$47,472	$45,826	3	14
Corporate Client Banking (b)	20,962	21,707	19,963	19,005	17,884	(3)	17
Commercial Term Lending	44,374	43,512	42,304	40,972	39,314	2	13
Real Estate Banking	9,003	8,552	8,563	8,819	8,763	5	3
Other	3,750	3,885	4,276	4,225	4,060	(3)	(8)
Total Commercial Banking loans	$130,385	$128,208	$123,722	$120,493	$115,847	2	13

SELECTED BALANCE SHEET DATA (average)
Total assets	$182,620	$171,184	$164,702	$163,423	$161,074	7	13
Loans:
Loans retained (a)	128,490	124,507	121,566	117,835	112,879	3	14
Loans held-for-sale and loans at fair value	800	1,491	552	599	881	(46)	(9)
Total loans	$129,290	$125,998	$122,118	$118,434	$113,760	3	14
Client deposits and other third-party liabilities	195,968	199,297	190,910	193,280	200,178	(2)	(2)
Equity	13,500	9,500	9,500	9,500	9,500	42	42

Average loans by client segment:
Middle Market Banking (b)	$52,013	$48,953	$47,547	$46,679	$44,831	6	16
Corporate Client Banking (b)	21,061	21,755	19,985	18,789	17,730	(3)	19
Commercial Term Lending	43,845	42,890	41,658	40,060	38,848	2	13
Real Estate Banking	8,677	8,450	8,651	8,808	8,341	3	4
Other	3,694	3,950	4,277	4,098	4,010	(6)	(8)
Total Commercial Banking loans	$129,290	$125,998	$122,118	$118,434	$113,760	3	14

Headcount (c)(d)	6,511	6,117	6,092	6,042	5,866	6	11

CREDIT DATA AND QUALITY STATISTICS
Net charge-offs/(recoveries)	$(7)	$50	$(18)	$(9)	$12	NM	NM
Nonperforming assets:
Nonaccrual loans:
Nonaccrual loans retained (e)	643	644	843	881	972	-	(34)
Nonaccrual loans held-for-sale and loans
at fair value	26	29	33	36	32	(10)	(19)
Total nonaccrual loans	669	673	876	917	1,004	(1)	(33)

Assets acquired in loan satisfactions	12	14	32	36	60	(14)	(80)
Total nonperforming assets	681	687	908	953	1,064	(1)	(36)
Allowance for credit losses:
Allowance for loan losses	2,656	2,610	2,653	2,638	2,662	2	-
Allowance for lending-related commitments	183	183	196	209	194	-	(6)
Total allowance for credit losses	2,839	2,793	2,849	2,847	2,856	2	(1)

Net charge-off/(recovery) rate (f)	(0.02)%	0.16%	(0.06)%	(0.03)%	0.04%
Allowance for loan losses to period-end loans retained	2.05	2.06	2.15	2.20	2.32
Allowance for loan losses to nonaccrual loans retained (e)	413	405	315	299	274
Nonaccrual loans to total period-end loans	0.51	0.52	0.71	0.76	0.87

(a)
Effective January 1, 2013, whole loan financing agreements, previously reported as other assets, were reclassified as loans. For the quarter ended March 31, 2013, the impact on period-end loans and average loans was $1.7 billion and $1.6 billion, respectively.

(b)
Effective January 1, 2013, the financial results of financial institution clients were transferred to Corporate Client Banking from Middle Market Banking. Prior periods were revised to conform with this presentation.

(c)
Effective July 1, 2012, certain Treasury Services product sales staff supporting CB were transferred from CIB to CB. As a result, compensation expense for these sales staff is now reflected in CB's compensation expense rather than as an allocation from CIB in noncompensation expense. CB's and CIB's previously reported headcount, compensation expense and noncompensation expense have been revised to reflect this transfer.

(d)	Effective January 1, 2013, headcount includes transfers from other business segments largely related to operations, technology and other support staff.

(e)
Allowance for loan losses of $99 million, $107 million, $148 million, $143 million and $163 million was held against nonaccrual loans retained at March 31, 2013, December 31, 2012, September 30, 2012, June 30, 2012 and March 31, 2012, respectively.

(f)	Loans held-for-sale and loans at fair value were excluded when calculating the net charge-off/(recovery) rate.

JPMORGAN CHASE & CO.
ASSET MANAGEMENT
FINANCIAL HIGHLIGHTS
(in millions, except ratio and headcount data)

	QUARTERLY TRENDS
						1Q13 Change
	1Q13	4Q12	3Q12	2Q12	1Q12	4Q12	1Q12
INCOME STATEMENT
REVENUE
Asset management, administration and commissions	$1,883	$2,011	$1,708	$1,701	$1,621	(6)%	16%
All other income	211	190	199	151	266	11	(21)
Noninterest revenue	2,094	2,201	1,907	1,852	1,887	(5)	11
Net interest income	559	552	552	512	483	1	16
TOTAL NET REVENUE	2,653	2,753	2,459	2,364	2,370	(4)	12

Provision for credit losses	21	19	14	34	19	11	11

NONINTEREST EXPENSE
Compensation expense	1,170	1,178	1,083	1,024	1,120	(1)	4
Noncompensation expense	684	742	625	655	586	(8)	17
Amortization of intangibles	22	23	23	22	23	(4)	(4)
TOTAL NONINTEREST EXPENSE	1,876	1,943	1,731	1,701	1,729	(3)	9

Income before income tax expense	756	791	714	629	622	(4)	22
Income tax expense	269	308	271	238	236	(13)	14
NET INCOME	$487	$483	$443	$391	$386	1	26

REVENUE BY CLIENT SEGMENT
Private Banking	$1,446	$1,441	$1,365	$1,341	$1,279	-	13
Institutional	589	729	563	537	557	(19)	6
Retail	618	583	531	486	534	6	16
TOTAL NET REVENUE	$2,653	$2,753	$2,459	$2,364	$2,370	(4)	12

FINANCIAL RATIOS
ROE	22%	27%	25%	22%	22%
Overhead ratio	71	71	70	72	73
Pretax margin ratio	29	29	29	27	26

SELECTED BALANCE SHEET DATA (period-end)
Total assets	$109,734	$108,999	$103,608	$98,704	$96,385	1	14
Loans (a)	81,403	80,216	74,924	70,470	64,335	1	27
Equity	9,000	7,000	7,000	7,000	7,000	29	29

SELECTED BALANCE SHEET DATA (average)
Total assets	$107,911	$104,232	$99,209	$96,670	$89,582	4	20
Loans	80,002	76,528	71,824	67,093	59,311	5	35
Deposits	139,441	133,693	127,487	128,087	127,534	4	9
Equity	9,000	7,000	7,000	7,000	7,000	29	29

Headcount	18,604	18,465	18,070	17,660	17,822	1	4

(a)
Included $12.7 billion, $10.9 billion, $8.9 billion, $6.7 billion and $4.5 billion of prime mortgage loans reported in the Consumer, excluding credit card, loan portfolio at March 31, 2013, December 31, 2012, September 30, 2012, June 30, 2012 and March 31, 2012, respectively.

JPMORGAN CHASE & CO.
ASSET MANAGEMENT
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio data and where otherwise noted)

	QUARTERLY TRENDS
						1Q13 Change
	1Q13	4Q12	3Q12	2Q12	1Q12	4Q12	1Q12
BUSINESS METRICS
Number of:
Client advisors	2,797	2,821	2,826	2,739	2,832	(1)%	(1)%
Retirement planning services participants (in thousands)	2,008	1,961	1,951	1,960	1,926	2	4
% of customer assets in 4 & 5 Star Funds (a)	51%	47%	45%	43%	42%
% of AUM in 1st and 2nd quartiles: (b)
1 year	70	67	69	65	64
3 years	74	74	78	72	74
5 years	75	76	77	74	76

CREDIT DATA AND QUALITY STATISTICS
Net charge-offs	$23	$3	$6	$28	$27	NM	(15)
Nonaccrual loans	259	250	227	256	263	4	(2)
Allowance for credit losses:
Allowance for loan losses	249	248	229	220	209	-	19
Allowance for lending-related commitments	5	5	5	6	5	-	-
Total allowance for credit losses	254	253	234	226	214	-	19
Net charge-off rate	0.12%	0.02%	0.03%	0.17%	0.18%
Allowance for loan losses to period-end loans	0.31	0.31	0.31	0.31	0.32
Allowance for loan losses to nonaccrual loans	96	99	101	86	79
Nonaccrual loans to period-end loans	0.32	0.31	0.30	0.36	0.41

(a)	Derived from Morningstar for the U.S., the U.K., Luxembourg, France, Hong Kong and Taiwan; and Nomura for Japan.

(b)	Quartile ranking sourced from: Lipper for the U.S. and Taiwan; Morningstar for the U.K., Luxembourg, France and Hong Kong; and Nomura for Japan.

JPMORGAN CHASE & CO.
ASSET MANAGEMENT
FINANCIAL HIGHLIGHTS, CONTINUED
(in billions)

						Mar 31, 2013
						Change
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Mar 31,
ASSETS UNDER SUPERVISION	2013	2012	2012	2012	2012	2012	2012
Assets by asset class
Liquidity	$470	$475	$451	$466	$492	(1)%	(4)%
Fixed income	390	386	380	359	355	1	10
Equity and multi-asset	504	447	432	401	417	13	21
Alternatives	119	118	118	121	118	1	1
TOTAL ASSETS UNDER MANAGEMENT	1,483	1,426	1,381	1,347	1,382	4	7
Custody/brokerage/administration/deposits	688	669	650	621	631	3	9
TOTAL ASSETS UNDER SUPERVISION	$2,171	$2,095	$2,031	$1,968	$2,013	4	8

Assets by client segment
Private Banking	$339	$318	$311	$297	$303	7	12
Institutional	749	741	710	702	732	1	2
Retail	395	367	360	348	347	8	14
TOTAL ASSETS UNDER MANAGEMENT	$1,483	$1,426	$1,381	$1,347	$1,382	4	7

Private Banking	$909	$877	$852	$816	$830	4	10
Institutional	749	741	710	702	732	1	2
Retail	513	477	469	450	451	8	14
TOTAL ASSETS UNDER SUPERVISION	$2,171	$2,095	$2,031	$1,968	$2,013	4	8

Mutual fund assets by asset class
Liquidity	$400	$410	$390	$408	$434	(2)	(8)
Fixed income	142	136	128	119	116	4	22
Equity and multi-asset	207	180	174	160	167	15	24
Alternatives	5	5	6	7	8	-	(38)
TOTAL MUTUAL FUND ASSETS	$754	$731	$698	$694	$725	3	4

JPMORGAN CHASE & CO.
ASSET MANAGEMENT
FINANCIAL HIGHLIGHTS, CONTINUED
(in billions)

	QUARTERLY TRENDS

	1Q13	4Q12	3Q12	2Q12	1Q12
ASSETS UNDER SUPERVISION (continued)
Assets under management rollforward
Beginning balance	$1,426	$1,381	$1,347	$1,382	$1,336
Net asset flows:
Liquidity	(3)	24	(17)	(25)	(25)
Fixed income	6	1	13	5	11
Equity, multi-asset and alternatives	25	7	8	9	6
Market/performance/other impacts	29	13	30	(24)	54
Ending balance	$1,483	$1,426	$1,381	$1,347	$1,382

Assets under supervision rollforward
Beginning balance	$2,095	$2,031	$1,968	$2,013	$1,921
Net asset flows	20	48	10	(6)	8
Market/performance/other impacts	56	16	53	(39)	84
Ending balance	$2,171	$2,095	$2,031	$1,968	$2,013

JPMORGAN CHASE & CO.
ASSET MANAGEMENT
FINANCIAL HIGHLIGHTS, CONTINUED
(in billions, except where otherwise noted)

	QUARTERLY TRENDS
						1Q13 Change
INTERNATIONAL METRICS	1Q13	4Q12	3Q12	2Q12	1Q12	4Q12	1Q12
Total net revenue: (in millions) (a)
Europe/Middle East/Africa	$437	$471	$386	$379	$405	(7)%	8%
Asia/Pacific	277	256	245	230	236	8	17
Latin America/Caribbean	206	240	191	166	175	(14)	18
North America	1,733	1,786	1,637	1,589	1,554	(3)	12
Total net revenue	$2,653	$2,753	$2,459	$2,364	$2,370	(4)	12

Assets under management:
Europe/Middle East/Africa	$270	$258	$267	$261	$282	5	(4)
Asia/Pacific	123	114	112	103	112	8	10
Latin America/Caribbean	39	45	42	41	41	(13)	(5)
North America	1,051	1,009	960	942	947	4	11
Total assets under management	$1,483	$1,426	$1,381	$1,347	$1,382	4	7

Assets under supervision:
Europe/Middle East/Africa	$328	$317	$325	$315	$339	3	(3)
Asia/Pacific	170	160	155	144	152	6	12
Latin America/Caribbean	106	110	106	101	101	(4)	5
North America	1,567	1,508	1,445	1,408	1,421	4	10
Total assets under supervision	$2,171	$2,095	$2,031	$1,968	$2,013	4	8

(a)	Regional revenue is based on the domicile of the client.

JPMORGAN CHASE & CO.
CORPORATE/PRIVATE EQUITY
FINANCIAL HIGHLIGHTS
(in millions, except headcount data)

	QUARTERLY TRENDS
									1Q13 Change
	1Q13	4Q12	3Q12		2Q12		1Q12		4Q12		1Q12
INCOME STATEMENT
REVENUE
Principal transactions (a)	$(262)	$159	$(304)		$(3,576)	(f)	$(547)		NM	%	52%
Securities gains	509	103	459		1,013		449		394		13
All other income	114	144	1,044	(e)	153		1,111	(g)	(21)		(90)
Noninterest revenue	361	406	1,199		(2,410)		1,013		(11)		(64)
Net interest income	(594)	(546)	(625)		(205)		16		(9)		NM
TOTAL NET REVENUE (b)	(233)	(140)	574		(2,615)		1,029		(66)		NM

Provision for credit losses	(3)	(6)	(11)		(11)		(9)		50		67

NONINTEREST EXPENSE
Compensation expense (c)	573	649	555		623		795		(12)		(28)
Noncompensation expense (c)(d)	642	1,255	1,550		1,264		3,284		(49)		(80)
Subtotal	1,215	1,904	2,105		1,887		4,079		(36)		(70)
Net expense allocated to other businesses (c)	(1,213)	(1,361)	(1,370)		(1,338)		(1,310)		11		7
TOTAL NONINTEREST EXPENSE	2	543	735		549		2,769		(100)		(100)

Income/(loss) before income tax expense/(benefit)	(232)	(677)	(150)		(3,153)		(1,731)		66		87
Income tax expense/(benefit)	(482)	(1,175)	(367)		(1,378)		(709)		59		32
NET INCOME/(LOSS)	$250	$498	$217		$(1,775)		$(1,022)		(50)		NM

MEMO:
TOTAL NET REVENUE
Private equity	$(276)	$72	$(135)		$410		$254		NM		NM
Treasury and Chief Investment Office ("CIO")	113	(110)	713		(3,434)		(233)		NM		NM
Other Corporate	(70)	(102)	(4)		409		1,008		31		NM
TOTAL NET REVENUE	$(233)	$(140)	$574		$(2,615)		$1,029		(66)		NM

NET INCOME/(LOSS)
Private equity	$(182)	$50	$(89)		$197		$134		NM		NM
Treasury and CIO	24	(157)	369		(2,078)		(227)		NM		NM
Other Corporate	408	605	(63)		106		(929)		(33)		NM
TOTAL NET INCOME/(LOSS)	$250	$498	$217		$(1,775)		$(1,022)		(50)		NM

TOTAL ASSETS (period-end)	$763,765	$728,925	$685,338		$667,133		$713,263		5		7

Headcount (c)	18,026	22,711	22,452		21,707		21,472		(21)		(16)

(a)
During the third quarter of 2012, CIO effectively closed out the index credit derivative positions that were retained following the transfer of the synthetic credit portfolio to the CIB on July 2, 2012. Principal transactions revenue included losses in CIO on this portfolio of $449 million for the three months ended September 30, 2012. Also included losses in CIO of $4.4 billion and $1.4 billion on the synthetic credit portfolio for the three months ended June 30, 2012 and March 31, 2012, respectively. Results of the portfolio that was transferred to CIB are not included herein.

(b)
Included tax-equivalent adjustments, predominantly due to tax-exempt income from municipal bond investments of $103 million, $117 million, $109 million, $118 million and $99 million for the three months ended March 31, 2013, December 31, 2012, September 30, 2012, June 30, 2012 and March 31, 2012.

(c)
Effective January 1, 2013, certain technology and operations functions and staff were transferred to CCB; this transfer reduced compensation expense, noncompensation expense and headcount, and correspondingly, reduced the expense allocated to other businesses.

(d)
Included litigation expense of $0.2 billion, $0.7 billion, $0.3 billion and $2.5 billion for the three months ended December 31, 2012, September 30, 2012, June 30, 2012 and March 31, 2012; litigation expense for the three months ended March, 31, 2013 was not material.

(e)
Included an extinguishment gain of $888 million related to the redemption of trust preferred securities ("TruPS") for the three months ended September 30, 2012; the gain related to adjustments applied to the cost basis of these securities during the period they were in a qualifying hedge accounting relationship.

(f)	Included a gain of $545 million, reflecting the recovery on a Bear Stearns-related subordinated loan.

(g)	Included a $1.1 billion benefit from the Washington Mutual bankruptcy settlement.

JPMORGAN CHASE & CO.
CORPORATE/PRIVATE EQUITY
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions)

	QUARTERLY TRENDS
						1Q13 Change
	1Q13	4Q12	3Q12	2Q12	1Q12	4Q12	1Q12
SUPPLEMENTAL INFORMATION

TREASURY and CHIEF INVESTMENT OFFICE ("CIO")
Securities gains	$503	$103	$459	$1,013	$453	388%	11%
Investment securities portfolio (average)	365,639	362,867	348,571	359,130	361,601	1	1
Investment securities portfolio (period-end)	360,230	365,421	360,268	348,610	374,588	(1)	(4)
Mortgage loans (average)	6,516	7,882	9,469	11,012	12,636	(17)	(48)
Mortgage loans (period-end)	5,914	7,037	8,574	10,332	11,819	(16)	(50)

PRIVATE EQUITY
Private equity gains/(losses)
Direct investments
Realized gains/(losses)	$48	$(8)	$75	$(116)	$66	NM	(27)
Unrealized gains/(losses) (a)	(327)	11	(140)	589	179	NM	NM
Total direct investments	(279)	3	(65)	473	245	NM	NM
Third-party fund investments	20	87	(27)	(9)	83	(77)	(76)
Total private equity gains/(losses) (b)	$(259)	$90	$(92)	$464	$328	NM	NM

Private equity portfolio information
Direct investments
Publicly-held securities
Carrying value	$578	$578	$637	$863	$889	-	(35)
Cost	350	350	384	436	549	-	(36)
Quoted public value	578	578	673	909	931	-	(38)
Privately-held direct securities
Carrying value	5,088	5,379	5,313	4,931	4,944	(5)	3
Cost	6,816	6,584	6,662	6,362	6,819	4	-
Third-party fund investments (c)
Carrying value	2,047	2,117	2,119	2,113	2,131	(3)	(4)
Cost	1,967	1,963	2,018	1,952	2,162	-	(9)
Total private equity portfolio
Carrying value	$7,713	$8,074	$8,069	$7,907	$7,964	(4)	(3)
Cost	9,133	8,897	9,064	8,750	9,530	3	(4)

(a)	Unrealized gains/(losses) contain reversals of unrealized gains and losses that were recognized in prior periods and have now been realized.

(b)	Included in principal transactions revenue in the Consolidated Statements of Income.

(c)
Unfunded commitments to third-party private equity funds were $323 million, $370 million, $398 million, $524 million and $571 million at March 31, 2013, December 31, 2012, September 30, 2012, June 30, 2012 and March 31, 2012, respectively.

JPMORGAN CHASE & CO.
CREDIT-RELATED INFORMATION
(in millions)
						Mar 31, 2013
						Change
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Mar 31,
	2013	2012	2012	2012	2012	2012	2012
CREDIT EXPOSURE
Consumer, excluding credit card loans (a)
Loans retained, excluding PCI loans
Home equity	$64,798	$67,385	$69,686	$72,833	$75,207	(4)%	(14)%
Prime mortgage, including option ARMs	77,626	76,256	75,636	76,064	76,292	2	2
Subprime mortgage	8,003	8,255	8,552	8,945	9,289	(3)	(14)
Auto	50,552	49,913	48,920	48,468	48,245	1	5
Business banking	18,739	18,883	18,568	18,218	17,822	(1)	5
Student and other	11,927	12,191	12,521	12,907	13,854	(2)	(14)
Total loans retained, excluding PCI loans	231,645	232,883	233,883	237,435	240,709	(1)	(4)
Loans - PCI
Home equity	20,525	20,971	21,432	21,867	22,305	(2)	(8)
Prime mortgage	13,366	13,674	14,038	14,395	14,781	(2)	(10)
Subprime mortgage	4,561	4,626	4,702	4,784	4,870	(1)	(6)
Option ARMs	19,985	20,466	21,024	21,565	22,105	(2)	(10)
Total loans - PCI	58,437	59,737	61,196	62,611	64,061	(2)	(9)
Total consumer, excluding credit card loans	290,082	292,620	295,079	300,046	304,770	(1)	(5)

Credit card loans
Loans retained (b)	121,865	127,993	124,431	124,593	124,475	(5)	(2)
Loans held-for-sale	—	—	106	112	856	-	NM
Total credit card loans	121,865	127,993	124,537	124,705	125,331	(5)	(3)
Total consumer loans	411,947	420,613	419,616	424,751	430,101	(2)	(4)

Wholesale loans (c)
Loans retained	310,582	306,222	297,576	298,888	283,653	1	9
Loans held-for-sale and loans at fair value	6,357	6,961	4,755	3,932	7,213	(9)	(12)
Total wholesale loans	316,939	313,183	302,331	302,820	290,866	1	9

Total loans	728,886	733,796	721,947	727,571	720,967	(1)	1

Derivative receivables	70,609	74,983	79,963	85,543	85,010	(6)	(17)
Receivables from customers and other (d)	30,111	23,761	18,946	20,131	21,235	27	42
Total credit-related assets	100,720	98,744	98,909	105,674	106,245	2	(5)

Lending-related commitments
Consumer, excluding credit card	60,874	60,156	62,183	62,438	63,121	1	(4)
Credit card	537,455	533,018	534,333	534,267	533,318	1	1
Wholesale	435,281	434,814	422,557	419,641	401,064	-	9
Total lending-related commitments	1,033,610	1,027,988	1,019,073	1,016,346	997,503	1	4

Total credit exposure	$1,863,216	$1,860,528	$1,839,929	$1,849,591	$1,824,715	-	2

Memo: Total by category
Consumer exposure (e)	$1,010,399	$1,013,900	$1,016,241	$1,021,563	$1,026,644	-	(2)
Wholesale exposures (f)	852,817	846,628	823,688	828,028	798,071	1	7
Total credit exposure	$1,863,216	$1,860,528	$1,839,929	$1,849,591	$1,824,715	-	2

(a)	Includes loans reported in CCB, and residential real estate loans reported in the AM business segment and in Corporate/Private Equity.

(b)	Includes accrued interest and fees net of an allowance for the uncollectible portion of accrued interest and fee income.

(c)	Includes loans reported in CIB, CB and AM business segments and Corporate/Private Equity.

(d)
Predominantly includes receivables from customers, which represent margin loans to prime and retail brokerage customers; these are classified in accrued interest and accounts receivable on the Consolidated Balance Sheets.

(e)	Represents total consumer loans and consumer lending-related commitments.

(f)	Represents total wholesale loans, wholesale lending-related commitments, derivative receivables and receivables from customers.

JPMORGAN CHASE & CO.
CREDIT-RELATED INFORMATION, CONTINUED
(in millions, except ratio data)

						Mar 31, 2013
						Change
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Mar 31,
	2013	2012	2012	2012	2012	2012	2012
NONPERFORMING ASSETS AND RATIOS
Consumer, excluding credit card loans
Home equity (a)	$3,104	$3,208	$3,254	$2,615	$2,766	(3)%	12%
Prime mortgage, including option ARMs (a)	3,479	3,445	3,570	3,139	3,258	1	7
Subprime mortgage (a)	1,792	1,807	1,868	1,544	1,569	(1)	14
Auto (a)	135	163	172	101	102	(17)	32
Business banking	458	481	521	587	649	(5)	(29)
Student and other	80	70	75	83	105	14	(24)
Total consumer, excluding credit card loans	9,048	9,174	9,460	8,069	8,449	(1)	7

Total credit card loans	1	1	1	1	1	-	-

Total consumer nonaccrual loans (b)	9,049	9,175	9,461	8,070	8,450	(1)	7

Wholesale loans
Loans retained	1,247	1,434	1,663	1,804	1,941	(13)	(36)
Loans held-for-sale and loans at fair value	130	111	246	194	214	17	(39)
Total wholesale loans	1,377	1,545	1,909	1,998	2,155	(11)	(36)

Total nonaccrual loans	10,426	10,720	11,370	10,068	10,605	(3)	(2)

Derivative receivables	412	239	282	451	317	72	30
Assets acquired in loan satisfactions	746	775	829	878	1,031	(4)	(28)
Total nonperforming assets (c)	11,584	11,734	12,481	11,397	11,953	(1)	(3)
Wholesale lending-related commitments (d)	244	355	586	565	756	(31)	(68)
Total nonperforming exposure (c)	$11,828	$12,089	$13,067	$11,962	$12,709	(2)	(7)

Total nonaccrual loans to total loans	1.43%	1.46%	1.57%	1.38%	1.47%
Total consumer, excluding credit card nonaccrual loans to
total consumer, excluding credit card loans	3.12	3.14	3.21	2.69	2.77
Total wholesale nonaccrual loans to total
wholesale loans	0.43	0.49	0.63	0.66	0.74

NONPERFORMING ASSETS BY LOB
Consumer & Community Banking (a)(b)	$9,666	$9,791	$10,096	$8,766	$9,250	(1)	4
Corporate & Investment Bank	911	920	1,160	1,338	1,278	(1)	(29)
Commercial Banking	681	687	908	953	1,064	(1)	(36)
Asset Management	263	263	242	271	286	-	(8)
Corporate/Private Equity (e)	63	73	75	69	75	(14)	(16)
TOTAL	$11,584	$11,734	$12,481	$11,397	$11,953	(1)	(3)

(a)
Included $1.9 billion, $1.8 billion and $1.7 billion of Chapter 7 loans at March 31, 2013, December 31, 2012 and September 30, 2012, respectively, consisting of $947 million, $890 million and $820 million of home equity loans, $510 million, $500 million and $481 million of prime mortgage, including option ARM loans, $358 million, $357 million and $356 million of subprime mortgage loans, and $45 million, $51 million and $65 million of auto loans, respectively.

(b)	Excludes PCI loans. Because the Firm is recognizing interest income on each pool of PCI loans, they are all considered to be performing.

(c)
At March 31, 2013, December 31, 2012, September 30, 2012, June 30, 2012 and March 31, 2012, nonperforming assets excluded: (1) mortgage loans insured by U.S. government agencies of $10.9 billion, $10.6 billion, $11.0 billion, $11.9 billion and $11.8 billion, respectively, that are 90 or more days past due; (2) real estate owned insured by U.S. government agencies of $1.7 billion, $1.6 billion, $1.5 billion, $1.3 billion and $1.2 billion, respectively; and (3) student loans insured by U.S. government agencies under the FFELP $523 million, $525 million, $536 million, $547 million and $586 million, respectively, that are 90 or more days past due. These amounts are excluded as reimbursement of insured amounts is proceeding normally. In addition, the Firm's policy is generally to exempt credit card loans from being placed on nonaccrual status as permitted by regulatory guidance issued by the Federal Financial Institutions Examination Council (“FFIEC”). Credit card loans are charged off by the end of the month in which the account becomes 180 days past due or within 60 days from receiving notification about a specified event (e.g., bankruptcy of the borrower), whichever is earlier.

(d)	Represents commitments that are risk rated as nonaccrual.

(e)	Predominantly relates to retained prime mortgage loans.

JPMORGAN CHASE & CO.
CREDIT-RELATED INFORMATION, CONTINUED
(in millions, except ratio data)

	QUARTERLY TRENDS
						1Q13 Change
	1Q13	4Q12	3Q12	2Q12	1Q12	4Q12	1Q12
GROSS CHARGE-OFFS
Consumer, excluding credit card loans (a)	$720	$804	$1,813	$1,054	$1,134	(10)%	(37)%
Credit card loans	1,248	1,261	1,284	1,583	1,627	(1)	(23)
Total consumer loans	1,968	2,065	3,097	2,637	2,761	(5)	(29)
Wholesale loans	66	133	48	73	92	(50)	(28)
Total loans	$2,034	$2,198	$3,145	$2,710	$2,853	(7)	(29)

GROSS RECOVERIES
Consumer, excluding credit card loans	$112	$115	$125	$130	$138	(3)	(19)
Credit card loans	166	164	168	238	241	1	(31)
Total consumer loans	278	279	293	368	379	-	(27)
Wholesale loans	31	291	82	64	87	(89)	(64)
Total loans	$309	$570	$375	$432	$466	(46)	(34)

NET CHARGE-OFFS/(RECOVERIES)
Consumer, excluding credit card loans (a)	$608	$689	$1,688	$924	$996	(12)	(39)
Credit card loans	1,082	1,097	1,116	1,345	1,386	(1)	(22)
Total consumer loans	1,690	1,786	2,804	2,269	2,382	(5)	(29)
Wholesale loans	35	(158)	(34)	9	5	NM	NM
Total loans	$1,725	$1,628	$2,770	$2,278	$2,387	6	(28)

NET CHARGE-OFF/(RECOVERY) RATES
Consumer retained, excluding credit card loans (a)	0.85%	0.93%	2.26%	1.23%	1.31%
Credit card retained loans	3.55	3.50	3.57	4.35	4.40
Wholesale retained loans	0.05	(0.21)	(0.05)	0.01	0.01
Total retained loans	0.97	0.90	1.53	1.27	1.35
Consumer retained loans, excluding credit card and
PCI loans (a)	1.06	1.18	2.85	1.55	1.66
Consumer retained loans, excluding PCI loans (a)	1.92	1.99	3.10	2.51	2.60
Total retained, excluding PCI loans	1.06	0.98	1.68	1.40	1.49

Memo: Average retained loans
Consumer retained, excluding credit card loans	$291,588	$293,544	$297,472	$302,523	$306,657	(1)	(5)
Credit card retained loans	123,564	124,701	124,230	124,413	126,795	(1)	(3)
Total average retained consumer loans	415,152	418,245	421,702	426,936	433,452	(1)	(4)
Wholesale retained loans	303,919	300,690	297,369	292,942	276,764	1	10
Total average retained loans	$719,071	$718,935	$719,071	$719,878	$710,216	-	1

Consumer retained, excluding credit card and
PCI loans	$232,503	$233,108	$235,713	$239,210	$241,885	-	(4)
Consumer retained, excluding PCI loans	356,067	357,809	359,943	363,623	368,679	-	(3)
Total retained, excluding PCI loans	659,972	658,479	657,293	656,547	645,423	-	2

(a)
Net charge-offs and net charge-off rates for the three months ended September 30, 2012 included $825 million and $55 million of Chapter 7 loans related to residential real estate and auto loans, respectively. Excluding these charge-offs, consumer retained loans, excluding credit card, consumer retained loans, excluding credit card and PCI loans, and consumer retained loans, excluding PCI loans net charge-off rates would have been 1.08%, 1.36% and 2.13%, respectively, for the three months ended September 30, 2012. For further information, see Consumer Credit Portfolio on pages 138-149 of JPMorgan Chase's 2012 Annual Report.

JPMORGAN CHASE & CO.
CREDIT-RELATED INFORMATION, CONTINUED
(in millions)

	QUARTERLY TRENDS
						1Q13 Change
	1Q13	4Q12	3Q12	2Q12	1Q12	4Q12	1Q12
SUMMARY OF CHANGES IN THE ALLOWANCES
ALLOWANCE FOR LOAN LOSSES
Beginning balance	$21,936	$22,824	$23,791	$25,871	$27,609	(4)%	(21)%
Net charge-offs	1,725	1,628	2,770	2,278	2,387	6	(28)
Provision for loan losses	569	740	1,801	200	646	(23)	(12)
Other	—	—	2	(2)	3	-	NM
Ending balance	$20,780	$21,936	$22,824	$23,791	$25,871	(5)	(20)

ALLOWANCE FOR LENDING-RELATED COMMITMENTS
Beginning balance	$668	$752	$764	$750	$673	(11)	(1)
Provision for lending-related commitments	48	(84)	(12)	14	80	NM	(40)
Other	—	—	—	—	(3)	-	NM
Ending balance	$716	$668	$752	$764	$750	7	(5)

ALLOWANCE FOR LOAN LOSSES BY LOB
Consumer & Community Banking	$16,599	$17,752	$18,454	$19,405	$21,508	(6)	(23)
Corporate & Investment Bank	1,246	1,300	1,459	1,498	1,455	(4)	(14)
Commercial Banking	2,656	2,610	2,653	2,638	2,662	2	-
Asset Management	249	248	229	220	209	-	19
Corporate/Private Equity	30	26	29	30	37	15	(19)
Total	$20,780	$21,936	$22,824	$23,791	$25,871	(5)	(20)

JPMORGAN CHASE & CO.
CREDIT-RELATED INFORMATION, CONTINUED
(in millions, except ratio data)

						Mar 31, 2013
						Change
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Mar 31,
	2013	2012	2012	2012	2012	2012	2012
ALLOWANCE COMPONENTS AND RATIOS
ALLOWANCE FOR LOAN LOSSES
Consumer, excluding credit card
Asset-specific (a)	$771	$729	$918	$1,004	$760	6%	1%
Formula-based	5,163	5,852	6,359	7,228	8,826	(12)	(42)
PCI	5,711	5,711	5,711	5,711	5,711	-	-
Total consumer, excluding credit card	11,645	12,292	12,988	13,943	15,297	(5)	(24)
Credit card
Asset-specific (a)	1,434	1,681	1,909	1,977	2,402	(15)	(40)
Formula-based	3,564	3,820	3,594	3,522	3,849	(7)	(7)
Total credit card	4,998	5,501	5,503	5,499	6,251	(9)	(20)
Total consumer	16,643	17,793	18,491	19,442	21,548	(6)	(23)
Wholesale
Asset-specific (a)	228	319	388	407	448	(29)	(49)
Formula-based	3,909	3,824	3,945	3,942	3,875	2	1
Total wholesale	4,137	4,143	4,333	4,349	4,323	-	(4)
Total allowance for loan losses	20,780	21,936	22,824	23,791	25,871	(5)	(20)
Allowance for lending-related commitments	716	668	752	764	750	7	(5)
Total allowance for credit losses	$21,496	$22,604	$23,576	$24,555	$26,621	(5)	(19)

CREDIT RATIOS
Consumer, excluding credit card allowance, to total
consumer, excluding credit card retained loans	4.01%	4.20%	4.40%	4.65%	5.02%
Credit card allowance to total credit card retained loans	4.10	4.30	4.42	4.41	5.02
Wholesale allowance to total wholesale retained loans	1.33	1.35	1.46	1.46	1.52
Wholesale allowance to total wholesale retained loans,
excluding trade finance and conduits (b)	1.61	1.66	1.80	1.81	1.90
Total allowance to total retained loans	2.88	3.02	3.18	3.29	3.63
Consumer, excluding credit card allowance, to consumer,
excluding credit card retained nonaccrual loans (c)(d)	129	134	137	173	181
Allowance, excluding credit card allowance, to retained non-
accrual loans, excluding credit card nonaccrual loans (c)(d)	153	155	156	185	189
Wholesale allowance to wholesale retained nonaccrual loans	332	289	261	241	223
Total allowance to total retained nonaccrual loans (d)	202	207	205	241	249

CREDIT RATIOS, excluding PCI loans
Consumer, excluding credit card allowance, to total
consumer, excluding credit card retained loans	2.56	2.83	3.11	3.47	3.98
Total allowance to total retained loans	2.27	2.43	2.61	2.74	3.11
Consumer, excluding credit card allowance, to consumer,
excluding credit card retained nonaccrual loans (c)(d)	66	72	77	102	113
Allowance, excluding credit card allowance, to retained non-
accrual loans, excluding credit card nonaccrual loans (c)(d)	98	101	104	127	134
Total allowance to total retained nonaccrual loans (d)	146	153	154	183	194

(a)	Includes risk-rated loans that have been placed on nonaccrual status and loans that have been modified in a troubled debt restructuring (“TDR”).

(b)
Management believes the allowance for loan losses to period-end loans retained, excluding CIB's trade finance and conduits, a non-GAAP financial measure, is a more relevant metric to reflect the allowance coverage of the retained lending portfolio.

(c)
The Firm's policy is generally to exempt credit card loans from being placed on nonaccrual status as permitted by regulatory guidance. Under guidance issued by the FFIEC, credit card loans are charged off by the end of the month in which the account becomes 180 days past due or within 60 days from receiving notification about a specified event (e.g., bankruptcy of the borrower), whichever is earlier.

(d)
Nonaccrual loans included $1.9 billion, $1.8 billion and $1.7 billion of Chapter 7 loans at March 31, 2013, December 31, 2012 and September 30, 2012, respectively. Excluding these Chapter 7 loans, the total allowance to total retained nonaccrual loans ratio at March 31, 2013, December 31, 2012, September 30, 2012, would have been 246%, 249% and 243%, respectively, and the total allowance to total retained nonaccrual loans excluding PCI loans ratio would have been 179%, 184% and 182%, respectively. For further information, see Consumer Credit Portfolio on pages 138-149 of JPMorgan Chase's 2012 Annual Report.

JPMORGAN CHASE & CO.
CREDIT-RELATED INFORMATION, CONTINUED
(in millions)

	QUARTERLY TRENDS
						1Q13 Change
	1Q13	4Q12	3Q12	2Q12	1Q12	4Q12	1Q12
PROVISION FOR CREDIT LOSSES BY LINE OF BUSINESS
Provision for loan losses
Consumer & Community Banking	$549	$1,091	$1,862	$179	$642	(50)%	(14)%
Corporate & Investment Bank	(37)	(373)	(62)	31	(81)	90	54
Commercial Banking	40	10	(4)	(31)	72	300	(44)
Asset Management	20	19	15	33	21	5	(5)
Corporate/Private Equity	(3)	(7)	(10)	(12)	(8)	57	63
Total provision for loan losses	$569	$740	$1,801	$200	$646	(23)	(12)

Provision for lending-related commitments
Consumer & Community Banking	$—	$—	$—	$—	$—	-	-
Corporate & Investment Bank	48	(72)	2	(2)	78	NM	(38)
Commercial Banking	(1)	(13)	(12)	14	5	92	NM
Asset Management	1	—	(1)	1	(2)	NM	NM
Corporate/Private Equity	—	1	(1)	1	(1)	NM	NM
Total provision for lending-related commitments	$48	$(84)	$(12)	$14	$80	NM	(40)

Provision for credit losses
Consumer & Community Banking	$549	$1,091	$1,862	$179	$642	(50)	(14)
Corporate & Investment Bank	11	(445)	(60)	29	(3)	NM	NM
Commercial Banking	39	(3)	(16)	(17)	77	NM	(49)
Asset Management	21	19	14	34	19	11	11
Corporate/Private Equity	(3)	(6)	(11)	(11)	(9)	50	67
Total provision for credit losses	$617	$656	$1,789	$214	$726	(6)	(15)

PROVISION FOR CREDIT LOSSES BY PORTFOLIO SEGMENT
Provision for loan losses
Consumer, excluding credit card	$(37)	$(12)	$737	$(425)	$2	(208)	NM
Credit card	582	1,097	1,116	595	636	(47)	(8)
Total consumer	545	1,085	1,853	170	638	(50)	(15)
Wholesale	24	(345)	(52)	30	8	NM	200
Total provision for loan losses	$569	$740	$1,801	$200	$646	(23)	(12)

Provision for lending-related commitments
Consumer, excluding credit card	$—	$1	$(1)	$1	$(1)	NM	NM
Credit card	—	—	—	—	—	-	-
Total consumer	—	1	(1)	1	(1)	NM	NM
Wholesale	48	(85)	(11)	13	81	NM	(41)
Total provision for lending-related commitments	$48	$(84)	$(12)	$14	$80	NM	(40)

Provision for credit losses
Consumer, excluding credit card	$(37)	$(11)	$736	$(424)	$1	(236)	NM
Credit card	582	1,097	1,116	595	636	(47)	(8)
Total consumer	545	1,086	1,852	171	637	(50)	(14)
Wholesale	72	(430)	(63)	43	89	NM	(19)
Total provision for credit losses	$617	$656	$1,789	$214	$726	(6)	(15)

JPMORGAN CHASE & CO.
MARKET RISK-RELATED INFORMATION
(in millions)

	QUARTERLY TRENDS
							1Q13 Change
	1Q13	4Q12	3Q12	2Q12	1Q12		4Q12	1Q12
95% Confidence Level - Total VaR (average)

CIB trading VaR by risk type: (a)
Fixed income (b)	$55	$86	$118	$66	$60		(36)%	(8)%
Foreign exchange	7	8	10	10	11		(13)	(36)
Equities	13	27	19	20	17		(52)	(24)
Commodities and other	15	14	13	13	21		7	(29)
Diversification benefit to CIB trading VaR (c)	(34)	(38)	(48)	(44)	(46)		11	26
CIB trading VaR (a)	56	97	112	65	63		(42)	(11)

Credit portfolio VaR (d)	15	19	22	25	32		(21)	(53)
Diversification benefit to CIB trading and credit
portfolio VaR (c)	(9)	(10)	(12)	(15)	(14)		10	36
Total CIB trading and credit portfolio VaR (a)(b)	62	106	122	75	81		(42)	(23)

Other VaR:
Mortgage Production and Mortgage Servicing VaR (e)	19	26	17	15	11		(27)	73
Chief Investment Office VaR (b)(f)	11	6	54	177	129	(h)	83	(91)
Diversification benefit to total other VaR (c)	(9)	(6)	(10)	(10)	(4)		(50)	(125)
Total other VaR	21	26	61	182	136		(19)	(85)

Diversification benefit to total CIB and other VaR (c)	(10)	(12)	(68)	(56)	(47)		17	79
Total VaR (b)(g)	$73	$120	$115	$201	$170		(39)	(57)

(a)
CIB trading VaR includes substantially all market-making and client-driven activities, as well as certain risk management activities in CIB, including the credit spread sensitivities to CVA and syndicated lending facilities that the Firm intends to distribute; for further information, see VaR measurement on pages 165–166 of JPMorgan Chase's 2012 Annual Report. CIB trading VaR does not include the DVA on structured notes and derivative liabilities to reflect the credit quality of the Firm. CIB's VaR includes the VaR of the former reportable business segments, Investment Bank and Treasury & Securities Services (“TSS”), which were combined to form the CIB business segment, effective in the fourth quarter of 2012. TSS's VaR was previously classified within Other VaR. Prior period VaR results have not been revised to reflect the business segment reorganization.

(b)
On July 2, 2012, CIO transferred its synthetic credit portfolio, other than a portion aggregating to approximately $12 billion notional, to the CIB; CIO's retained portfolio was effectively closed out during the three months ended September 30, 2012. Beginning in the third quarter of 2012, the Firm applied a new VaR model to calculate VaR (both for the portion of the synthetic credit portfolio held by CIB, as well as the portion that was retained by CIO). For the three months ended September 30, 2012, this new VaR model resulted in a reduction to average fixed income VaR of $26 million; average total CIB trading and credit portfolio VaR of $28 million; average CIO VaR of $17 million; and average total VaR of $36 million. For the three months ended December 31, 2012, this new VaR model resulted in a reduction to average fixed income VaR of $11 million; average total CIB trading and credit portfolio VaR of $8 million; and average total VaR of $7 million. In the first quarter of 2013, in order to achieve consistency among like products within CIB and consistent with the implementation of Basel 2.5 requirements, the Firm moved the synthetic credit portfolio to an existing VaR model within the CIB. This change had an insignificant impact to the average fixed income VaR and average total CIB trading and credit portfolio VaR, and it had no impact to the average total VaR compared with the model used in the third and fourth quarters of 2012. When compared with the model used prior to the model change in the third quarter of 2012, this VaR model resulted in a reduction to average fixed income VaR of $11 million, average total CIB trading and credit portfolio VaR of $10 million, and average total VaR of $8 million, for the three months ended March 31, 2013.

(c)
Average portfolio VaR was less than the sum of the VaR of the components described above, due to portfolio diversification. The diversification effect reflects the fact that the risks were not perfectly correlated.

(d)
Credit portfolio VaR includes the derivative CVA, hedges of the CVA and the fair value of hedges of the retained loan portfolio, which are all reported in principal transactions revenue. This VaR does not include the retained loan portfolio, which is not reported at fair value.

(e)	Mortgage Production and Mortgage Servicing VaR includes the Firm's mortgage pipeline and warehouse loans, MSRs and all related hedges.

(f)	CIO VaR includes positions, primarily in securities and derivatives that are measured at fair value through earnings.

(g)
Total VaR does not include the retained Credit portfolio, which is not reported at fair value; however, it does include hedges of those positions. It also does not include DVA on structured notes and derivative liabilities to reflect the credit quality of the Firm, principal investments (mezzanine financing, tax-oriented investments, etc.), certain securities and investments held by Corporate/Private Equity, capital management positions and longer-term investments managed by CIO.

(h)
On August 9, 2012, the Firm restated its 2012 first quarter financial statements. See the Firm's Form 10-Q/A for the quarter ended March 31, 2012 for further information on the restatement. The CIO VaR amount for the first quarter of 2012 has not been recalculated to reflect the restatement.

JPMORGAN CHASE & CO.
CAPITAL AND OTHER SELECTED BALANCE SHEET ITEMS
(in millions, except ratio data)

									Mar 31, 2013
									Change
	Mar 31,		Dec 31,	Sep 30,		Jun 30,		Mar 31,	Dec 31,	Mar 31,
	2013		2012	2012		2012		2012	2012	2012

CAPITAL (a)
Tier 1 capital	$163,806	(f)(g)	$160,002	$154,686		$148,425	(i)	$155,352	2%	5%
Total capital	198,942	(f)	194,036	190,485	(h)	185,134		193,476	3	3
Tier 1 common capital (b)	143,253	(f)	140,342	135,065		130,095		127,642	2	12
Risk-weighted assets	1,407,640	(f)	1,270,378	1,296,512	(h)	1,318,734		1,300,185	11	8
Adjusted average assets (c)	2,255,697	(f)	2,243,242	2,186,292		2,202,487		2,195,625	1	3
Tier 1 capital ratio	11.6	(f)(g)%	12.6%	11.9%		11.3%		11.9%
Total capital ratio	14.1	(f)	15.3	14.7		14.0		14.9
Tier 1 leverage ratio	7.3	(f)	7.1	7.1		6.7		7.1
Tier 1 common capital ratio (b)	10.2	(f)	11.0	10.4		9.9		9.8

TANGIBLE COMMON EQUITY (period-end) (d)
Common stockholders' equity	$197,128		$195,011	$190,635		$183,772		$181,469	1	9
Less: Goodwill	48,067		48,175	48,178		48,131		48,208	-	-
Less: Other intangible assets	2,082		2,235	2,641		2,813		3,029	(7)	(31)
Add: Deferred tax liabilities (e)	2,852		2,803	2,780		2,749		2,719	2	5
Total tangible common equity	$149,831		$147,404	$142,596		$135,577		$132,951	2	13

TANGIBLE COMMON EQUITY (average) (d)
Common stockholders' equity	$194,733		$191,975	$186,590		$181,021		$177,711	1	10
Less: Goodwill	48,168		48,172	48,158		48,157		48,218	-	-
Less: Other intangible assets	2,162		2,547	2,729		2,923		3,137	(15)	(31)
Add: Deferred tax liabilities (e)	2,828		2,792	2,765		2,734		2,724	1	4
Total tangible common equity	$147,231		$144,048	$138,468		$132,675		$129,080	2	14

INTANGIBLE ASSETS (period-end)
Goodwill	$48,067		$48,175	$48,178		$48,131		$48,208	-	-
Mortgage servicing rights	7,949		7,614	7,080		7,118		8,039	4	(1)
Purchased credit card relationships	242		295	409		466		535	(18)	(55)
All other intangibles	1,840		1,940	2,232		2,347		2,494	(5)	(26)
Total intangibles	$58,098		$58,024	$57,899		$58,062		$59,276	-	(2)

DEPOSITS (period-end)
U.S. offices:
Noninterest-bearing	$363,780		$380,320	$363,388		$348,510		$343,299	(4)	6
Interest-bearing	571,334		552,106	509,407		506,656		521,323	3	10
Non-U.S. offices:
Noninterest-bearing	19,979		17,845	16,192		17,123		16,276	12	23
Interest-bearing	247,414		243,322	250,624		243,597		247,614	2	-
Total deposits	$1,202,507		$1,193,593	$1,139,611		$1,115,886		$1,128,512	1	7

(a)	In the first quarter of 2013, the Firm implemented Basel 2.5. For further information, see footnote (f) on page 2.

(b)
The Firm uses Tier 1 common capital along with the other capital measures to assess and monitor its capital position. The Tier 1 common capital ratio, a non-GAAP financial measure, is Tier 1 common capital divided by risk-weighted assets. For further discussion of the Tier 1 common capital ratio, see page 42.

(c)
Adjusted average assets, for purposes of calculating the leverage ratio, includes total quarterly average assets adjusted for unrealized gains/(losses) on securities, less deductions for disallowed goodwill and other intangible assets, investments in certain subsidiaries, and the total adjusted carrying value of certain equity investments that are subject to deductions from Tier 1 capital.

(d)	For further discussion of TCE, see page 42.

(e)
Represents deferred tax liabilities related to tax-deductible goodwill and to identifiable intangibles created in non-taxable transactions, which are netted against goodwill and other intangibles when calculating TCE.

(f)	Estimated.

(g)
At March 31, 2013, TruPS included in Tier 1 capital were $10.2 billion. Had these securities been excluded from the calculation at March 31, 2013, Tier 1 capital would have been $153.6 billion and the Tier 1 capital ratio would have been 10.9%.

(h)	These capital-related data were revised to agree with the final data as published in regulatory filings with the Federal Reserve. The previously reported capital ratios did not change.

(i)	Approximately $9 billion of outstanding TruPS were excluded from Tier 1 capital as of June 30, 2012, since these securities were redeemed on July 12, 2012.

JPMORGAN CHASE & CO.
MORTGAGE REPURCHASE LIABILITY
(in millions)

	QUARTERLY TRENDS
						1Q13 Change
	1Q13	4Q12	3Q12	2Q12	1Q12	4Q12	1Q12
MORTGAGE REPURCHASE LIABILITY (a)(b)
Summary of changes in mortgage repurchase liability:
Repurchase liability at beginning of period	$2,811	$3,099	$3,293	$3,516	$3,557	(9)%	(21)%
Realized losses (c)	(212)	(267)	(268)	(259)	(364)	21	42
Provision for repurchase losses (d)	75	(21)	74	36	323	NM	(77)
Repurchase liability at end of period	$2,674	$2,811	$3,099	$3,293	$3,516	(5)	(24)

Outstanding repurchase demands and unresolved mortgage
insurance rescission notices by counterparty type: (e)
GSEs	$1,022	$1,166	$1,533	$1,646	$1,868	(12)	(45)
Mortgage insurers	924	1,014	1,036	1,004	1,000	(9)	(8)
Other (f)	992	887	1,697	981	756	12	31
Overlapping population (g)	(64)	(86)	(150)	(125)	(116)	26	45
Total	$2,874	$2,981	$4,116	$3,506	$3,508	(4)	(18)

Quarterly mortgage repurchase demands received by loan
origination vintage: (e)
Pre-2005	$45	$42	$33	$28	$41	7	10
2005	217	42	103	65	95	417	128
2006	287	292	963	506	375	(2)	(23)
2007	419	241	371	420	645	74	(35)
2008	151	114	196	311	361	32	(58)
Post-2008	62	87	124	191	124	(29)	(50)
Total	$1,181	$818	$1,790	$1,521	$1,641	44	(28)

(a)	For further details regarding the Firm's mortgage repurchase liability, see Mortgage repurchase liability on pages 111-115 and Note 29 on pages 308-315 of JPMorgan Chase's 2012 Annual Report.

(b)	All mortgage repurchase demands associated with private-label securitizations are separately evaluated by the Firm in establishing its litigation reserves.

(c)
Includes principal losses and accrued interest on repurchased loans, “make-whole” settlements, settlements with claimants, and certain related expense. Make-whole settlements were $121 million, $137 million, $94 million, $107 million and $186 million for the three months ended March 31, 2013, December 31, 2012, September 30, 2012, June 30, 2012 and March 31, 2012, respectively.

(d)
Included $8 million, $27 million, $30 million, $28 million and $27 million of provision related to new loan sales for the three months ended March 31, 2013, December 31, 2012, September 30, 2012, June 30, 2012 and March 31, 2012.

(e)	Excludes amounts related to Washington Mutual.

(f)
Represents repurchase demands received from parties other than the GSEs that have been presented to the Firm by trustees who assert authority to present such claims under the terms of the underlying sale or securitization agreement, and excludes repurchase demands asserted in or in connection with pending repurchase litigation.

(g)
Because the GSEs and others may make repurchase demands based on mortgage insurance rescission notices that remain unresolved, certain loans may be subject to both an unresolved mortgage insurance rescission notice and an outstanding repurchase demand.

JPMORGAN CHASE & CO.
PER SHARE-RELATED INFORMATION
(in millions, except per share and ratio data)

	QUARTERLY TRENDS
							1Q13 Change
	1Q13	4Q12	3Q12	2Q12		1Q12	4Q12	1Q12
EARNINGS PER SHARE DATA
Basic earnings per share:
Net income	$6,529	$5,692	$5,708	$4,960		$4,924	15%	33%
Less: Preferred stock dividends	182	175	163	158		157	4	16
Net income applicable to common equity	6,347	5,517	5,545	4,802		4,767	15	33
Less: Dividends and undistributed earnings allocated to
participating securities	216	195	199	168		190	11	14
Net income applicable to common stockholders	$6,131	$5,322	$5,346	$4,634		$4,577	15	34

Total weighted-average basic shares outstanding	3,818.2	3,806.7	3,803.3	3,808.9		3,818.8	-	-

Net income per share	$1.61	$1.40	$1.41	$1.22		$1.20	15	34

Diluted earnings per share:
Net income applicable to common stockholders	$6,131	$5,322	$5,346	$4,634		$4,577	15	34

Total weighted-average basic shares outstanding	3,818.2	3,806.7	3,803.3	3,808.9		3,818.8	-	-
Add: Employee stock options, SARs and warrants (a)	28.8	14.2	10.6	11.6		14.6	103	97
Total weighted-average diluted shares outstanding (b)	3,847.0	3,820.9	3,813.9	3,820.5		3,833.4	1	-

Net income per share	$1.59	$1.39	$1.40	$1.21		$1.19	14	34

COMMON SHARES OUTSTANDING
Common shares - at period end	3,789.8	3,804.0	3,799.6	3,796.8		3,822.0	-	(1)
Cash dividends declared per share	$0.30	$0.30	$0.30	$0.30		$0.30	-	-
Book value per share	52.02	51.27	50.17	48.40		47.48	1	10
Tangible book value per share (c)	39.54	38.75	37.53	35.71		34.79	2	14
Dividend payout ratio	19%	21%	21%	24%		25%

SHARE PRICE (d)
High	$51.00	$44.54	$42.09	$46.35		$46.49	15	10
Low	44.20	38.83	33.10	30.83		34.01	14	30
Close	47.46	43.97	40.48	35.73		45.98	8	3
Market capitalization	179,863	167,260	153,806	135,661		175,737	8	2

COMMON EQUITY REPURCHASE PROGRAM (e)
Aggregate common equity repurchased	$2,578.3	$—	$—	$1,437.4	(f)	$216.1	NM	NM
Common equity repurchased	53.5	—	—	46.5	(f)	5.5	NM	NM
Average purchase price	$48.16	$—	$—	$30.88	(f)	$39.49	NM	22

(a)
Excluded from the computation of diluted EPS (due to the antidilutive effect) were options issued under employee benefit plans and the warrants originally issued in 2008 under the U.S. Treasury's Capital Purchase Program to purchase shares of the Firm's common stock. The aggregate number of shares issuable upon the exercise of such options and warrants was 13 million, 117 million, 147 million, 159 million and 169 million for the three months ended March 31, 2013, December 31, 2012, September 30, 2012, June 30, 2012 and March 31, 2012.

(b)	Participating securities were included in the calculation of diluted EPS using the two-class method, as this computation was more dilutive than the calculation using the treasury stock method.

(c)
Tangible book value per share is a non-GAAP financial measure. Tangible book value per share represents the Firm's tangible common equity divided by period-end common shares. For further discussion of this measure, see page 42.

(d)	For additional information on the listing and trading of JPMorgan Chase's common stock, see page 2.

(e)
On March 14, 2013, the Firm announced that following the Board of Governors of the Federal Reserve System (“Federal Reserve”) release of the 2013 CCAR results, JPMorgan Chase & Co. is authorized to repurchase $6.0 billion of common equity between April 1, 2013 and March 31, 2014. Such repurchases will be done pursuant to the $15.0 billion common equity (i.e., common stock and warrants) repurchase program previously authorized by the Firm on March 13, 2012. The Federal Reserve has asked the Firm to submit an additional capital plan by the end of the third quarter of 2013, and following their review, the Federal Reserve may require the Firm to modify its capital distributions.

(f)	Included the impact of aggregate repurchases of 18.5 million warrants during the three months ended June 30, 2012.

JPMORGAN CHASE & CO.
NON-GAAP FINANCIAL MEASURES

The following are several of the non-GAAP measures that the Firm uses for various reasons, including: (i) to allow management to assess the comparability of revenue arising from both taxable and tax-exempt sources, (ii) to assess and compare the quality and composition of the Firm's capital with the capital of other financial services companies, and (iii) more generally, to provide a more meaningful measure of certain metrics that enables comparability with prior periods, as well as with competitors.

(a)
In addition to analyzing the Firm's results on a reported basis, management reviews the Firm's results and the results of the lines of business on a “managed” basis. The Firm's definition of managed basis starts with the reported U.S. GAAP results and includes certain reclassifications to present total net revenue for the Firm (and each of the business segments) on a FTE basis. Accordingly, revenue from investments that receive tax credits and tax-exempt securities is presented in the managed results on a basis comparable to taxable investments and securities. This non-GAAP financial measure allows management to assess the comparability of revenue arising from both taxable and tax-exempt sources. The corresponding income tax impact related to tax-exempt items is recorded within income tax expense. These adjustments have no impact on net income as reported by the Firm as a whole or by the lines of business.

(b)
The ratio of the allowance for loan losses to period-end loans excludes the following: loans accounted for at fair value and loans held-for-sale; purchased credit-impaired (“PCI”) loans; and the allowance for loan losses related to PCI loans. Additionally, Real Estate Portfolios net charge-off rates exclude the impact of PCI loans. The ratio of the wholesale allowance for loan losses to period-end loans retained, excluding trade finance and conduits, is calculated excluding loans accounted for at fair value, loans held-for-sale, CIB's trade finance loans and consolidated Firm-administered multi-seller conduits, as well as their related allowances, to provide a more meaningful assessment of the Firm's wholesale allowance coverage ratio.

(c)
Tangible common equity (“TCE”), ROTCE, and Tier 1 common under Basel I rules. TCE represents the Firm's common stockholders' equity (i.e., total stockholders' equity less preferred stock) less goodwill and identifiable intangible assets (other than MSRs), net of related deferred tax liabilities. ROTCE measures the Firm's earnings as a percentage of TCE. Tier 1 common under Basel I rules are used by management, along with other capital measures, to assess and monitor the Firm's capital position. TCE and ROTCE are meaningful to the Firm, as well as analysts and investors, in assessing the Firm's use of equity. For additional information on Tier 1 common under Basel I and III, see Regulatory capital on pages 117-120 of JPMorgan Chase's 2012 Annual Report. In addition, all of the aforementioned measures are useful to the Firm, as well as analysts and investors, in facilitating comparisons with competitors.

(d)
Consumer & Business Banking (“CBB”) uses the overhead ratio (excluding the amortization of core deposit intangibles ("CDI")) to evaluate the underlying expense trends of the business. Including CDI amortization expense in the overhead ratio calculation would result in a higher overhead ratio in the earlier years and a lower overhead ratio in later years. This method would therefore result in an improving overhead ratio over time, all things remaining equal. The non-GAAP ratio excludes CBB's CDI amortization expense related to prior business combination transactions.

(e)
Corporate & Investment Bank provides several non-GAAP financial measures which exclude the impact of DVA on: net revenue, net income, compensation ratio, and return on equity. These measures are used by management to assess the underlying performance of the business and for comparability with peers. The ratio of the allowance for loan losses to period-end loans retained is calculated excluding the impact of trade finance loans and consolidated Firm-administered multi-seller conduits, to provide a more meaningful assessment of CIB's allowance coverage ratio.

JPMORGAN CHASE & CO.
GLOSSARY OF TERMS

Allowance for loan losses to total loans: Represents period-end allowance for loan losses divided by retained loans.

Beneficial interests issued by consolidated VIEs: Represents the interests of third-party holders of debt/equity securities, or other obligations, issued by VIEs that JPMorgan Chase consolidates. The underlying obligations of the VIEs consist of short-term borrowings, commercial paper and long-term debt. The related assets consist of trading assets, available-for-sale securities, loans and other assets.

Bps: Basis point(s)

Corporate/Private Equity: Comprises Private Equity, Treasury, Chief Investment Office, and Other Corporate, which includes corporate staff units and expense that is centrally managed.

Fully taxable-equivalent (“FTE”) basis: Total net revenue for each of the business segments and the Firm is presented on a fully taxable-equivalent basis. Accordingly, revenue from tax-exempt securities and investments that receive tax credits is presented in the managed results on a basis comparable to fully taxable securities and investments. This non-GAAP financial measure allows management to assess the comparability of revenue arising from both taxable and tax-exempt sources. The corresponding income tax impact related to these items is recorded within income tax expense.

Managed basis: A non-GAAP presentation of financial results that includes reclassifications to present revenue on a fully taxable-equivalent basis. Management uses this non-GAAP financial measure at the segment level, because it believes this provides information to enable investors to understand the underlying operational performance and trends of the particular business segment and facilitates a comparison of the business segment with the performance of competitors.

MSR risk management revenue: Includes changes in the fair value of the MSR asset due to market-based inputs, such as interest rates and volatility, as well as updates to assumptions used in the MSR valuation model; and derivative valuation adjustments and other, which represents changes in the fair value of derivative instruments used to offset the impact of changes in the market-based inputs to the MSR valuation model.

Net charge-off rate: Represents net charge-offs (annualized) divided by average retained loans for the reporting period.

Net yield on interest-earning assets: The average rate for interest-earning assets less the average rate paid for all sources of funds.

NM: Not meaningful.

Overhead ratio: Noninterest expense as a percentage of total net revenue.

Participating securities: Represents unvested stock-based compensation awards containing nonforfeitable rights to dividends or dividend equivalents (collectively, "dividends"), which are included in the earnings per share calculation using the two-class method. JPMorgan Chase grants restricted stock and RSUs to certain employees under its stock-based compensation programs, which entitle the recipients to receive nonforfeitable dividends during the vesting period on a basis equivalent to the dividends paid to holders of common stock. These unvested awards meet the definition of participating securities. Under the two-class method, all earnings (distributed and undistributed) are allocated to each class of common stock and participating securities, based on their respective rights to receive dividends.

Pre-provision profit: Pre-provision profit is total net revenue less noninterest expense. The Firm believes that this financial measure is useful in assessing the ability of a lending institution to generate income in excess of its provision for credit losses.

Principal transactions revenue: Principal transactions revenue includes realized and unrealized gains and losses recorded on derivatives, other financial instruments, private equity investments, and physical commodities used in market-making and client-driven activities. In addition, principal transactions revenue also includes certain realized and unrealized gains and losses related to hedge accounting and specified risk management activities including: (a) certain derivatives designated in qualifying hedge accounting relationships (primarily fair value hedges of commodity and foreign exchange risk), (b) certain derivatives used for specified risk management purposes, primarily to mitigate credit risk, foreign exchange risk and commodity risk, and (c) other derivatives, including the synthetic credit portfolio.

JPMORGAN CHASE & CO.
GLOSSARY OF TERMS

Purchased credit-impaired (“PCI”) loans: Represents loans that were acquired in the Washington Mutual transaction and deemed to be credit-impaired on the acquisition date in accordance with FASB guidance. The guidance allows purchasers to aggregate credit-impaired loans acquired in the same fiscal quarter into one or more pools, provided that the loans have common risk characteristics (e.g., product type, LTV ratios, FICO scores, past-due status, geographic location). A pool is then accounted for as a single asset with a single composite interest rate and an aggregate expectation of cash flows.

Since each pool is accounted for as a single asset with a single composite interest rate and an aggregate expectation of cash flows, the past-due status of the pools, or that of the individual loans within the pools, is not meaningful. Because the Firm is recognizing interest income on each pool of loans, they are all considered to be performing.

Charge-offs are not recorded on PCI loans until actual losses exceed estimated losses that were recorded as purchase accounting adjustments at the time of acquisition. PCI loans as well as the related charge-offs and allowance for loan losses are excluded in the calculation of certain net charge-off rates and allowance coverage ratios. To date, no charge-offs have been recorded for these loans.

Receivables from customers: Predominantly represents margin loans to prime and retail brokerage customers which are included in accrued interest and accounts receivable on the Consolidated Balance Sheets.

Reported basis: Financial statements prepared under U.S. GAAP.

Retained loans: Loans that are held-for-investment, which excludes loans held-for-sale and loans at fair value.

Risk-weighted assets (“RWA”): Risk-weighted assets consist of on- and off-balance sheet assets that are assigned to one of several broad risk categories and weighted by factors representing their risk and potential for default. On-balance sheet assets are risk-weighted based on the perceived credit risk associated with the obligor or counterparty, the nature of any collateral, and the guarantor, if any. Off-balance sheet assets such as lending-related commitments, guarantees, derivatives and other applicable off-balance sheet positions are risk-weighted by multiplying the contractual amount by the appropriate credit conversion factor to determine the on-balance sheet credit equivalent amount, which is then risk-weighted based on the same factors used for on-balance sheet assets. Risk-weighted assets also incorporate a measure for market risk related to applicable trading assets-debt and equity instruments, and foreign exchange and commodity derivatives. The resulting risk-weighted values for each of the risk categories are then aggregated to determine total risk-weighted assets.

Troubled debt restructuring (“TDR”): Occurs when the Firm modifies the original terms of a loan agreement by granting a concession to a borrower that is experiencing financial difficulty.

U.S. GAAP: Accounting principles generally accepted in the United States of America.

Value-at-risk (“VaR”): A statistical risk measure used to estimate the potential loss from adverse market movements in a normal market environment based on recent historical market behavior. For additional information, see Value-at-risk on page 163–164 of JPMorgan Chase's 2012 Annual Report.

JPMORGAN CHASE & CO.
GLOSSARY OF TERMS

CONSUMER & COMMUNITY BANKING (“CCB”)

Active mobile customers - Users of all mobile platforms, which include: SMS, mobile smartphone and tablet, who have been active in the past 90 days.

Consumer & Business Banking (“CBB”)

Description of selected business metrics within CBB:
Client investment managed accounts - Assets actively managed by Chase
Wealth Management on behalf of clients. The percentage of managed accounts is calculated by dividing managed account assets by total client investment assets.
Client advisors - Investment product specialists, including private client advisors, financial advisors, financial advisor associates, senior financial advisors, independent financial advisors and financial advisor associate trainees, who advise clients on investment options, including annuities, mutual funds, stock trading services, etc., sold by the Firm or by third-party vendors through retail branches, Chase Private Client branches and other channels.
Personal bankers - Retail branch office personnel who acquire, retain and expand new and existing customer relationships by assessing customer needs and recommending and selling appropriate banking products and services.
Sales specialists - Retail branch office and field personnel, including business bankers, relationship managers and loan officers, who specialize in marketing and sales of various business banking products (i.e., business loans, letters of credit, deposit accounts, Chase Paymentech, etc.) and mortgage products to existing and new clients.
Deposit margin/deposit spread: Represents net interest income expressed as a percentage of average deposits.
Chase LiquidSM cards - Refers to a prepaid, reloadable card product.

Mortgage Banking

Mortgage Production and Mortgage Servicing revenue comprises the following:
Net production revenue includes net gains or losses on originations and sales of prime and subprime mortgage loans, other production-related fees and losses related to the repurchase of previously-sold loans.
Net mortgage servicing revenue includes the following components:

a)	Operating revenue comprises:

•	Gross income earned from servicing third-party mortgage loans including stated service fees, excess service fees and other ancillary fees; and

•	Modeled MSR asset amortization (or time decay).

b)	Risk management comprises:

•	Changes in MSR asset fair value due to market-based inputs such as interest rates, as well as updates to assumptions used in the MSR valuation model; and

•	Derivative valuation adjustments and other, which represents changes in the fair value of derivative instruments used to offset the impact of changes in interest rates to the MSR valuation model.

Mortgage origination channels comprise the following:
Retail - Borrowers who buy or refinance a home through direct contact with a mortgage banker employed by the Firm using a branch office, the Internet or by phone. Borrowers are frequently referred to a mortgage banker by a banker in a Chase branch, real estate brokers, home builders or other third parties.
Wholesale - Third-party mortgage brokers refer loan application packages to the Firm. The Firm then underwrites and funds the loan. Brokers are independent loan originators that specialize in counseling applicants on available home financing options, but do not provide funding for loans. Chase materially eliminated broker-originated loans in 2008, with the exception of a small number of loans guaranteed by the U.S. Department of Agriculture under its Section 502 Guaranteed Loan program that serves low-and-moderate income families in small rural communities.
Correspondent - Banks, thrifts, other mortgage banks and other financial institutions that sell closed loans to the Firm.
Correspondent negotiated transactions (“CNTs”) - Mid- to large-sized mortgage lenders, banks and bank-owned mortgage companies sell servicing to the Firm on an as-originated basis (excluding sales of bulk servicing transactions). These transactions supplement traditional production channels and provide growth opportunities in the servicing portfolio in periods of stable and rising interest rates.

Card, Merchant Services and Auto (“Card”)

Description of selected business metrics within Card:
Card Services includes the Credit Card and Merchant Services businesses.
Merchant Services (Chase Paymentech Solutions) is a business that processes transactions for merchants.
Total transactions - Number of transactions and authorizations processed for merchants.
Commercial Card provides a wide range of payment services to corporate and public sector clients worldwide through the commercial card products. Services include procurement, corporate travel and entertainment, expense management services, and business-to-business payment solutions.
Sales volume - Dollar amount of cardmember purchases, net of returns.
Open accounts - Cardmember accounts with charging privileges.
Auto origination volume - Dollar amount of auto loans and leases originated.

JPMORGAN CHASE & CO.
GLOSSARY OF TERMS

CORPORATE & INVESTMENT BANK (“CIB”)

Definition of selected CIB revenue:
Investment banking fees include advisory, equity underwriting, bond underwriting and loan syndication fees.
Treasury Services includes both transaction services and trade finance.  Transaction services offers a broad range of products and services that enable clients to manage payments and receipts, as well as invest and manage funds. Products include U.S. dollar and multi-currency clearing, ACH, lockbox, disbursement and reconciliation services, check deposits, and currency related services. Trade finance enables the management of cross-border trade for bank and corporate clients. Products include loans tied directly to goods crossing borders, export/import loans, commercial letters of credit, standby letters of credit, and supply chain finance.
Lending includes net interest income, fees, gains or losses on loan sale activity, gains or losses on securities received as part of a loan restructuring, and the risk management results related to the credit portfolio (excluding trade finance).
Fixed Income Markets primarily include revenue related to market-making across global fixed income markets, including foreign exchange, interest rate, credit and commodities markets. The results of the synthetic credit portfolio that was transferred from the Chief Investment Office effective July 2, 2012 are reported in this caption.
Equity Markets primarily include revenue related to market-making across global equity products, including cash instruments, derivatives, convertibles and Prime Services.
Securities Services includes primarily custody, fund accounting and administration, and securities lending products sold principally to asset managers, insurance companies and public and private investment funds. Also includes clearance, collateral management & depositary receipts business which provides broker-dealer clearing and custody services, including tri-party repo transactions, collateral management products, and depositary bank services for American and global depositary receipt programs.
Credit Adjustments & Other primarily includes credit portfolio credit valuation adjustments (“CVA”) net of associated hedging activities; debit valuation adjustments (“DVA”) on structured notes and derivative liabilities; and nonperforming derivative receivable results.

Description of certain business metrics:
Client deposits & other third-party liability balances pertain to the Treasury Services and Securities Services businesses, and include deposits, as well as deposits that are swept to on-balance sheet liabilities (e.g., commercial paper, federal funds purchased and securities loaned or sold under repurchase agreements) as part of the Firm's client cash management program.
Assets under custody (“AUC”) represents activities associated with the safekeeping and servicing of assets on which Securities Services earns fees.

JPMORGAN CHASE & CO.
GLOSSARY OF TERMS

COMMERCIAL BANKING (“CB”)

CB Client Segments:
Middle Market Banking covers corporate, municipal, financial institution and nonprofit clients, with annual revenue generally ranging between $20 million and $500 million.
Corporate Client Banking covers clients with annual revenue generally ranging between $500 million and $2 billion and focuses on clients that have broader investment banking needs.
Commercial Term Lending primarily provides term financing to real estate investors/owners for multifamily properties as well as financing office, retail and industrial properties.
Real Estate Banking provides full-service banking to investors and developers of institutional-grade real estate properties.
Other primarily includes lending and investment activity within the Community Development Banking and Chase Capital businesses.

CB Revenue:
Lending includes a variety of financing alternatives, which are primarily provided on a basis secured by receivables, inventory, equipment, real estate or other assets. Products include term loans, revolving lines of credit, bridge financing, asset-based structures, leases, commercial card products and standby letters of credit.
Treasury services includes revenue from a broad range of products and services (as defined by Treasury Services revenue in the CIB description of revenue) that enable CB clients to manage payments and receipts, as well as invest and manage funds.
Investment banking includes revenue from a range of products providing CB clients with sophisticated capital-raising alternatives, as well as balance sheet and risk management tools through advisory, equity and bond underwriting, and loan syndications. Revenue from Fixed income and Equity market products (as defined by Fixed Income Markets and Equity Markets revenue in the CIB description of revenue) available to CB clients is also included. Investment banking revenue, gross, represents total revenue related to investment banking products sold to CB clients.
Other product revenue primarily includes tax-equivalent adjustments generated from Community Development Banking activity and certain income derived from principal transactions.

Description of selected business metrics within CB:
Client deposits and other third-party liability balances include deposits, as well as deposits that are swept to on-balance sheet liabilities (e.g., commercial paper, federal funds purchased and securities loaned or sold under repurchase agreements) as part of the Firm's client cash management program.

ASSET MANAGEMENT (“AM”)

Assets under management - Represent assets actively managed by AM on behalf of its Private Banking, Institutional and Retail clients. Includes “committed capital not called,” on which AM earns fees.

Assets under supervision - Represent assets under management, as well as custody, brokerage, administration and deposit accounts.

Multi-asset - Any fund or account that allocates assets under management to more than one asset class (e.g., long-term fixed income, equity, cash, real assets, private equity or hedge funds).

Alternative assets - The following types of assets constitute alternative investments - hedge funds, currency, real estate and private equity.

AM's client segments comprise the following:
Private Banking offers investment advice and wealth management services to high- and ultra-high-net-worth individuals, families, money managers, business owners and small corporations worldwide, including investment management, capital markets and risk management, tax and estate planning, banking, capital raising and specialty-wealth advisory services.
Institutional brings comprehensive global investment services – including asset management, pension analytics, asset-liability management and active risk-budgeting strategies – to corporate and public institutions, endowments, foundations, non-profit organizations and governments worldwide.
Retail provides worldwide investment management services and retirement planning and administration, through financial intermediaries and direct distribution of a full range of investment products.

Pretax margin: Represents income before income tax expense divided by total net revenue, which is, in management's view, a comprehensive measure of pretax performance derived by measuring earnings after all costs are taken into consideration. It is, therefore, another basis that management uses to evaluate the performance of AM against the performance of their respective competitors.